UNITED STATES
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WASHINGTON, D.C. 20549

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Whirlpool
CORPORATION

2023 Proxy Statement and Notice of Annual Meeting of Stockholders

WHIRLPOOL CORPORATION Global Headquarters 2000 North M-63 Benton Harbor, Michigan 49022-2692

Dear Fellow Shareholder:

First and foremost, we would like to express our sincere appreciation for your continued support as a Whirlpool shareholder. As we look back at 2022, we can confidently say that it was one of the most dynamic years in our company’s more than 110-year history. We accelerated our ongoing portfolio transformation by divesting our Russia operations, purchasing InSinkErator, and concluding our EMEA strategic review by signing an agreement in January 2023 to divest a majority of our European business. We also navigated through continuous macroeconomic volatility, including Russia’s invasion of Ukraine, supply chain disruptions, and significant raw material inflation. We emerge from 2022 a strong Whirlpool with the ability to adapt and succeed in a fundamentally different world, while maintaining our unwavering commitment to our core values and our focus on delivering long-term shareholder value. We are proud to tell our corporate governance story in the following pages, which includes these highlights.

Strategic Portfolio Transformation

The Board provided critical oversight and direction on our M&A activities undertaken in furtherance of our strategic portfolio transformation. Leveraging Board members’ significant experience and expertise in strategy, finance, global business operations, and human capital management, the Board provided valuable direction aimed at focusing our portfolio on higher-margin, higher-growth businesses that deliver on our long-term shareholder value creation commitment. With the support and oversight of the Board, we also continued to deliver on our capital allocation priorities of funding innovation and growth, returning capital to shareholders, and maintaining our investment-grade rating.

Board Refreshment and Diversity

Whirlpool remains committed to a Board composition that reflects an effective mix of business expertise, company knowledge, and diverse perspectives, and our goal is to strike the right balance between board refreshment and continuity. Our Corporate Governance and Nominating Committee is committed to seeking qualified diverse candidates in its role in Board recruitment. Seven of our directors are gender or racially/ethnically diverse, and the two directors who most recently joined the Board are female.

Sustainability and Corporate Responsibility

Our Board is responsible for overseeing the integration of environmental, social, and governance (ESG) principles throughout Whirlpool Corporation. The Board reviews and receives updates on our sustainability strategy and key long-term ESG initiatives every year. In 2022, the Board participated in a deep-dive session on our ESG initiatives and progress against our global sustainability commitments, including our goal to reach net zero emissions in our plants and operations by 2030, and our commitments to our employees, communities and consumers.

Shareholder Engagement

Whirlpool values the feedback of our shareholders and seeks opportunities to engage on company performance, strategy, and governance, among other topics. We continue to engage with shareholders on important issues such as strategy and results, including our strategic portfolio transformation, ESG, executive compensation and Board diversity, and we share their feedback with our Board.

It is our pleasure to invite you to attend the 2023 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 18, 2023, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois. At the meeting, shareholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss our 2022 performance and our outlook for this year, and we will answer your questions. We have included with this booklet an annual report containing important financial and other information about Whirlpool. Your vote is important and much appreciated!

MARC R. BITZER Chairman of the Board and Chief Executive Officer	SAMUEL R. ALLEN Presiding Director

March 8, 2023

Notice Of 2023 Annual Meeting Of Stockholders

The 2023 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held on Tuesday, April 18, 2023, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois, for the following purposes:

1.	To elect 12 persons to the Whirlpool Corporation Board of Directors (the “Board”);

2.	To approve, on an advisory basis, Whirlpool Corporation’s executive compensation;

3.	To hold an advisory vote on the frequency of holding an advisory vote on Whirlpool Corporation’s executive compensation;

4.	To ratify the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2023;

5.	To approve the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan; and

6.	To transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to April 18, 2023. Please email corporate_secretary@whirlpool.com if you wish to examine the stockholder list prior to the annual meeting. Our top priority is to protect the health and well-being of our stockholders, employees, and the general public. In the event we determine it is necessary or appropriate to hold the meeting by remote communication, we will announce this decision in advance, and details will be posted on the Investor Relations section of our company website and filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

BRIDGET K. QUINN

Deputy General Counsel and Corporate Secretary

March 8, 2023

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on April 18, 2023

This Proxy Statement and Annual Report are Available at:

https://investors.whirlpoolcorp.com/financial-information/annual-reports-and-proxy-statements/

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

GENERAL INFORMATION

▶   Meeting: Annual Meeting of Stockholders

▶   Date: Tuesday, April 18, 2023

▶   Time: 8:00 a.m., Central Time

▶   Location: 331 North LaSalle, Chicago, Illinois

▶   Record Date: February 17, 2023

▶   Stock Symbol: WHR

▶   Exchanges: NYSE & CHX

▶   Common Stock Outstanding as of the Record Date: 54,510,542 shares

▶   Registrar & Transfer Agent: Computershare Trust Company, N.A.

▶   Corporate Website: www.whirlpoolcorp.com

2022 COMPANY PERFORMANCE HIGHLIGHTS *

Our 2022 GAAP financial results were impacted by approximately $2.6 billion of non-cash items primarily relating to the conclusion of the EMEA strategic review and separate divestiture of Whirlpool’s Russia business. Whirlpool delivered GAAP loss per share of $(27.12) and GAAP net loss margin of (7.7)%. In a challenging macroeconomic cycle, we delivered full-year ongoing (non-GAAP) earnings per diluted share* of $19.64 and ongoing (non-GAAP) EBIT margin* of 6.9%. Additionally, we generated solid cash from operating activities of $1.4 billion and free cash flow* of $820 million and returned $1.3 billion to our stockholders.

Cash from operating activities of $1.4 Billion Free cash flow $0.8 Billion	Significant cash returned $1.3 Billion in share repurchases and dividends	10th consecutive year of dividend growth 25% quarterly dividend increase

*	See page 21 for details of the Company’s results for the 2022 fiscal year. Please also see Annex B for a reconciliation of non-GAAP financial measures.

The proxy statement and annual report are available at www.proxyvote.com

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	i

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Board recommendation

Item 1: Election of Directors (page: 1)

You are being asked to vote on the election of 12 Directors. The Corporate Governance and Nominating Committee believes that these nominees possess the experience and qualifications to exercise sound oversight of management. Directors are elected by majority vote for a term of one year.

FOR each nominee

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation (page: 58)

You are being asked to approve, on an advisory basis, the compensation of Whirlpool Corporation’s Named Executive Officers for 2022.

FOR

Item 3: Advisory Vote on Frequency of Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation (page: 60)

You are being asked, on an advisory basis, to select the frequency that the Company will ask stockholders for an advisory vote to approve the compensation of the Company’s Named Executive Officers.

ONE YEAR

Item 4: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2023 (page: 63)

You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for fiscal year 2023.

FOR

Item 5: Approve the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan (page: 64) You are being asked to approve the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.	FOR

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Additional information about the Company’s ESG initiatives can be found on pages 13-15.

Environmental

▶  Achieved 10-year commitment to be Zero Waste to Landfill (ZWtL) across all of our large manufacturing sites globally.

▶  Accelerated progress to Net Zero in our plants and operations, achieving greenhouse gas (GHG) reductions in both scope 1 and scope 2.

▶  Continued to build our capability to quantify and reduce emissions from our products in use (scope 3 category 11).

▶  Activated two off-site virtual power purchase agreements.

Social

▶  As part of our ongoing commitment made in our 2020 Pledge for Racial Equality and Fairness, we engaged over 1,300 U.S.-based people leaders with Unconscious Bias and Empathy training.

▶  Launched Empower, a women’s leadership program in Latin America and Asia.

▶  Continued our collaboration with key organizations to advance our commitment to support diverse, thriving communities, including Habitat for Humanity®, United Way®, Consulado da Mulher®, Boys & Girls Clubs of America®, and Feeding America®.

Governance

▶  Maintained Board diversity (7 out of 12 independent directors are gender or racially/ethnically diverse).

▶  Engaged Whirlpool’s top 200 global suppliers to participate in the inaugural year of a third-party sustainability survey.

▶  Held our second annual Global Integrity Week.

▶  Formally published a Global Human Rights Policy and a Policy on Taxes.

▶  Upheld strong ESG governance through oversight by our Board and Executive Leadership team, validated by improved rankings from S&P Global/DJSI, ISS MSCI, and Newsweek (#3 on the list of America’s Most Responsible Companies).

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PROXY SUMMARY

DIRECTOR NOMINEES

Additional details about each of the director nominees can be found beginning on page 1.

			Committee Membership

Name	Age	Director since	Audit	Corporate Governance & Nominating	Finance	Human Resources	Independent

Samuel R. Allen	69	2010		Chair		✓	✓

Marc R. Bitzer	58	2015

Greg Creed	65	2017			✓	Chair	✓

Diane M. Dietz	57	2013			✓	✓	✓

Gerri T. Elliott	66	2014			✓	✓	✓

Jennifer A. LaClair	51	2020	✓	✓			✓

John D. Liu	54	2010	✓		Chair		✓

James M. Loree	64	2017	✓			✓	✓

Harish Manwani	69	2011		✓		✓	✓

Patricia K. Poppe	54	2019	✓	✓			✓

Larry O. Spencer	69	2016		✓	✓		✓

Michael D. White	71	2004	Chair	✓			✓

TENURE, EXPERIENCE, AND DIVERSITY

Our Board of Directors reflects an effective mix of business expertise, company knowledge, and diverse perspectives.

Board Tenure of Independent Director Nominees	Board Diversity and Experience of Independent Director Nominees

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	iii

PROXY SUMMARY

COMPENSATION HIGHLIGHTS

The Compensation Discussion & Analysis (“CD&A”) section beginning on page 21 includes the following highlights:

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging

✓	Robust executive stock ownership guidelines	Gross up for excise taxes

✓	“Double trigger” change in control	Reprice or reload stock options

✓	Claw-back policies for all variable pay	Enter into employment contracts with U.S.-based Named Executive Officers

OUR COMPENSATION PHILOSOPHY: PAY FOR PERFORMANCE

Whirlpool employs a pay-for-performance philosophy under which a significant portion of pay is performance-based and tied to the drivers of long-term stockholder value, including both business results and individual performance. The majority of 2022 CEO and Named Executive Officer (“NEO”) target compensation consisted of at-risk pay, as demonstrated in the illustration below.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs’ Average Total Target Compensation

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ITEM 1 - ELECTION OF DIRECTORS

Item 1 – Directors and Nominees

for Election as Directors

We currently have 12 directors on the Board who are standing for re-election and, if elected, will serve until our next annual meeting of stockholders and stand for re-election annually (subject to our retirement policy). Each of the nominees below has consented to be a nominee named in this proxy statement and to serve if elected. We have highlighted below the relevant skills and attributes self- identified by each director nominee.

Global Strategic Imperatives	Win With Product Leadership	Grow Our Consumer-Direct Business	Build A Competitive And Resilient Supply Chain

	Allen	Bitzer	Creed	Dietz	Elliott	LaClair	Liu	Loree	Manwani	Poppe	Spencer	White

Knowledge, Skills & Experience
Leadership of large/complex organizations	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Global business operations	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
International work experience	✓	✓	✓		✓	✓		✓	✓		✓	✓
Corporate strategy/M&A	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Sales and trade management	✓	✓	✓	✓	✓	✓		✓	✓			✓
Product development	✓	✓	✓	✓				✓	✓		✓	✓
Innovation, technology, and engineering	✓	✓		✓	✓	✓		✓		✓	✓	✓
Global supply chain, manufacturing, and logistics	✓	✓		✓		✓		✓	✓	✓	✓	✓
Marketing, digital marketing, branded consumer products		✓	✓	✓	✓	✓		✓	✓	✓		✓
Accounting, finance, and capital structure	✓	✓				✓	✓	✓		✓	✓	✓
Board practices of other major corporations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal/regulatory and government affairs				✓				✓		✓	✓	✓
Human capital management	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Cybersecurity					✓	✓		✓		✓	✓

Gender
Male	✓	✓	✓				✓	✓	✓		✓	✓
Female				✓	✓	✓				✓

Racial/Ethnicity
White	✓	✓	✓	✓	✓	✓		✓		✓		✓
Black or African American											✓
Asian or South Asian							✓		✓
Military Service		✓									✓

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ITEM 1 - ELECTION OF DIRECTORS

The Board recommends a vote FOR the election of each of the director nominees below.

SAMUEL R. ALLEN

Mr. Allen, 69, has been a director since 2010. Mr. Allen is the former Chairman and Chief Executive Officer of Deere & Co., a farm machinery and equipment company. He held the position of Chairman at Deere from February 2010 until his retirement from the board of directors in May 2020. He served in the role of Chief Executive Officer from 2009 until November 2019. Mr. Allen joined Deere & Co. in 1975 and from that time he held positions of increasing responsibility. Mr. Allen also has served as a director of Dow Inc. since August 2019.

• Committees: Corporate Governance and Nominating (Chair), Human Resources

MARC R. BITZER

Mr. Bitzer, 58, has been Chairman of the Board of Whirlpool Corporation since 2019 and a director since 2015. Mr. Bitzer has been President and Chief Executive Officer of Whirlpool Corporation since 2017. He served as President and Chief Operating Officer of Whirlpool Corporation from 2015 to 2017. Prior to this role, Mr. Bitzer was Vice Chairman, Whirlpool Corporation, a position he held from 2014 to 2015. Mr. Bitzer had been President of Whirlpool North America and Whirlpool Europe, Middle East, and Africa after holding other positions of increasing responsibility since 1999. Mr. Bitzer has been on the Supervisory Board of The BMW Group since May 2021.

GREG CREED

Mr. Creed, 65, has been a director since 2017. Mr. Creed served as Chief Executive Officer of Yum! Brands, Inc., a leading operator of quick service restaurants, from 2015 until his retirement in December 2019. Following his retirement, Mr. Creed provided advisory services to Yum! throughout 2020 on a part-time basis. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011 after holding other positions of increasing responsibility with the company since 1994. Mr. Creed has been a director of Aramark since January 2020 and Delta Airlines since April 2022. Mr. Creed also served as a director of Sow Good Inc. from 2020 to 2022, Yum! from 2014 to 2020, and International Game Technology from 2010 to 2015.

• Committees: Human Resources (Chair), Finance

DIANE M. DIETZ

Ms. Dietz, 57, has been a director since 2013. Ms. Dietz served as President and Chief Executive Officer of Rodan & Fields, LLC, a leading premium skincare company, from 2016 until her retirement in April 2021. Ms. Dietz served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., a leading food and drug retailer, from 2008 to 2015. Prior to joining Safeway, Inc., Ms. Dietz held positions of increasing responsibility with The Procter & Gamble Company from 1989 through 2008.

• Committees: Finance, Human Resources

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ITEM 1 - ELECTION OF DIRECTORS

GERRI T. ELLIOTT

Ms. Elliott, 66, has been a director since 2014. Ms. Elliott served as the Executive Vice President and Chief Customer and Partner Officer of Cisco Systems, Inc. from 2018 until her retirement in May 2022. Ms. Elliott previously served as the Executive Vice President, Strategic Advisor and Chief Customer Officer of Juniper Networks, a producer of high-performance networking equipment, from 2013 to 2014. Ms. Elliott began her employment with Juniper Networks in 2009 and held positions of increasing responsibility with the company through 2014. Before joining Juniper Networks, Ms. Elliott held positions of increasing responsibility at Microsoft Corporation and IBM Corporation. Ms. Elliott has served as a director of Marqeta, Inc. since May 2021. Ms. Elliott was previously a director of Bed Bath & Beyond, Inc. from 2014 to 2017; Imperva, Inc. from 2015 to 2018; Marvell Technology Group Ltd. from 2017 to 2018; and Mimecast Limited from 2017 to 2018.

• Committees: Finance, Human Resources

JENNIFER A. LACLAIR

Ms. LaClair, 51, has been a director since 2020. Ms. LaClair served as Chief Financial Officer of Ally Financial Inc, a leading financial services provider, from 2018 through 2022. As Chief Financial Officer, Ms. LaClair was responsible for oversight of Ally’s finance, accounting, capital markets, treasury, investor relations, supply chain, and modeling and analytics functions. Prior to joining Ally, Ms. LaClair spent ten years at PNC Financial Services, where she held various finance and leadership roles, most recently as the head of the company’s business bank. Before that, she served as Chief Financial Officer for all of PNC’s business lines. Earlier in her career, Ms. LaClair was a consultant with McKinsey and Company and spent six years working in international economic development. Ms. LaClair currently serves as a board member of the Federal Reserve Bank of Richmond, including as Chair of the National Information Technology Committee.

• Committees: Audit, Corporate Governance and Nominating

JOHN D. LIU

Mr. Liu, 54, has been a director since 2010. Mr. Liu has been the Chief Executive Officer of Essex Equity Management, a financial services company, and Managing Partner of Richmond Hill Investments, an investment management firm, since 2008. Prior to that time, Mr. Liu was employed for 12 years by Greenhill & Co. Inc., a global investment banking firm, in positions of increasing responsibility including Chief Financial Officer and the Co-Head of U.S. Mergers and Acquisitions. Mr. Liu has been a director of Greenhill since 2017.

• Committees: Finance (Chair), Audit

JAMES M. LOREE

Mr. Loree, 64, has been a director since 2017. Mr. Loree served as President and Chief Executive Officer of Stanley Black & Decker, Inc., a leading industrial and consumer products company, from 2016 to June 2022. Mr. Loree served as President and Chief Operating Officer of the company from 2013 to 2016; Chief Operating Officer from 2009 to 2013; Executive Vice President and Chief Financial Officer from 2002 to 2009; and Vice President and Chief Financial Officer from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate, and financial services at General Electric from 1980 to 1999. Mr. Loree served as a director of Stanley Black & Decker from 2016 to 2022 and Harsco Corporation from 2010 to 2016. He was Chairman of Harsco’s Audit Committee from 2012 to 2016.

• Committees: Audit, Human Resources

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ITEM 1 - ELECTION OF DIRECTORS

HARISH MANWANI

Mr. Manwani, 69, has been a director since 2011. Mr. Manwani is a Senior Operating Partner with Blackstone Group who has advised select Blackstone portfolio companies since 2015. Mr. Manwani is the former Chief Operating Officer of Unilever, a global consumer product brands company, a position he held from 2011 until his retirement in 2014. Mr. Manwani has been a director of Gilead Sciences, Inc. since 2018. Mr. Manwani previously served as the non-executive Chairman of Hindustan Unilever Limited from 2005 to 2018, and as a director of Pearson plc from 2013 to 2018, Nielsen Holdings plc from 2015 to 2021 and Qualcomm Inc. from 2014 through March 2022.

• Committees: Corporate Governance and Nominating, Human Resources

PATRICIA K. POPPE

Ms. Poppe, 54, has been a director since December 2019. Ms. Poppe has been Chief Executive Officer of PG&E Corporation and a member of PG&E’s board of directors since January 2021. Prior to joining PG&E, Ms. Poppe served as President and Chief Executive Officer of CMS Energy Corporation and its principal subsidiary, Consumers Energy Company, Michigan’s largest utility and the nation’s fourth largest combination utility, from 2016 to December 2020. Ms. Poppe served as Senior Vice President of distribution operations, engineering, and transmission for CMS and Consumers from 2015 to 2016, after holding positions of increasing responsibility since joining the company in 2011. Ms. Poppe held a variety of automotive management positions and served as power plant director at Detroit, Michigan-based DTE Energy before joining Consumers Energy in 2011. Ms. Poppe also served as a director of CMS Energy and Consumers Energy from 2016 to 2020.

• Committees: Audit, Corporate Governance and Nominating

LARRY O. SPENCER

General Spencer, 69, has been a director since 2016. General Spencer serves as President of the Armed Forces Benefit Association and 5Star Life Insurance Company, a position he has held since March 2020. General Spencer served until March 2019 as President of the United States Air Force Association, a position he held since his retirement as a four-star general in 2015 after serving 44 years with the United States Air Force. General Spencer held positions of increasing responsibility with the Air Force, which included Vice Chief of Staff, the second highest-ranking military member in the Air Force. General Spencer was the first Air Force officer to serve as the Assistant Chief of Staff in the White House Military Office and he served as Chief Financial Officer and then Director of Mission Support at a major command. General Spencer has also been a director of Triumph Group, Inc. since 2018 and Haynes International, Inc. since 2020.

• Committees: Corporate Governance and Nominating, Finance

MICHAEL D. WHITE

Mr. White, 71, has been a director since 2004. Mr. White served as the Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 until his retirement in 2015. He also served as a director of DIRECTV from 2009 until 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International, and Vice Chairman, PepsiCo, Inc. after holding positions of increasing responsibility with PepsiCo since 1990. Mr. White has also been a director of Kimberly-Clark Corporation since 2015 and Bank of America Corporation since 2016.

• Committees: Audit (Chair), Corporate Governance and Nominating

The Board of Directors recommends that stockholders vote FOR the election of each of these nominees as a director.

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ITEM 1 - ELECTION OF DIRECTORS

The following director is not standing for re-election:

GARY T. DICAMILLO

Mr. DiCamillo, 72, has been a director since 1997. He has been a Partner at Eaglepoint Advisors, LLC, a turnaround, restructuring, and strategic advisory firm, since 2010. He also served as President and Chief Executive Officer of Universal Trailer Corporation from 2017 to January 2020. Prior to joining Eaglepoint Advisors, LLC, Mr. DiCamillo was President and Chief Executive Officer of Advantage Resourcing, a professional and commercial staffing company, from 2002 until 2009. From 1995 to 2002, Mr. DiCamillo served as Chairman and Chief Executive Officer of Polaroid Corporation. Mr. DiCamillo has served as the Lead Director of Purple Innovation, Inc. since 2019 and a director of Purple (formerly known as Global Partner Acquisition Corp.) since 2015, and Universal Trailer Corporation from 2011 to 2020. He previously served as a director of Pella Corporation from 1993 to 2007 and 2010 to 2018; the Sheridan Group, Inc. from 1989 to 2017; and as a director, as well as Lead Director, of 3Com Corporation from 2000 to 2009.

• Committees: Audit, Finance

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Corporate Governance

BOARD OF DIRECTORS AND COMMITTEES

During 2022, our Board met eight times and had four committees. The committees consisted of an Audit Committee, a Corporate Governance and Nominating Committee, a Human Resources Committee, and a Finance Committee. Each committee may form subcommittees and delegate certain actions to those subcommittees. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served. All directors properly nominated for election are expected to attend the annual meeting of stockholders. In 2022, all of our directors attended the annual meeting of stockholders.

The table below lists the number of times each committee met in 2022, the major responsibilities and 2022 accomplishments of each committee, and the current membership for each committee.

Committee	Key Responsibilities and Accomplishments
Audit

• Oversee accounting functions, internal controls, tax positions and initiatives, environmental, health and safety, product safety, and the integrity of financial statements and related reports

• Oversee compliance with legal and regulatory requirements, including ethics and compliance risks, and monitor cybersecurity and privacy, risk management and assessment programs

• Retain the independent registered public accounting firm, monitor their performance, qualifications, and independence, and approve all of their fees

• Oversee the performance of our internal audit function

7 meetings	• In 2022, implemented a quarterly report on cybersecurity
Committee Members:	White (Chair), DiCamillo, LaClair, Liu, Loree, and Poppe
Corporate Governance and Nominating

• Identify potential Board members and recommend director nominees

• Annually review Board and committee effectiveness

• Recommend changes to director compensation and committee rotation

• Recommend the corporate governance principles adopted by Whirlpool

• Monitor governance trends and shareholder feedback

3 meetings	• In 2022, oversaw public policy activities including political contributions and lobbying
Committee Members:	Allen (Chair), LaClair, Manwani, Poppe, Spencer, and White
Human Resources

• Determine and approve compensation for CEO and other executive officers

• Approve goals or objectives for CEO compensation and evaluate CEO performance

• Determine and approve equity grants for executive officers and each employee subject to Section 16 of the Securities Exchange Act of 1934

• Make recommendations to the Board on Company incentive plans

• Review Human Capital Management metrics

3 meetings	• In 2022, oversaw expansion of disclosures related to human capital management, including diversity and inclusion metrics
Committee Members:	Creed (Chair), Allen, Dietz, Elliott, Loree, and Manwani
Finance

• Review capital policies and strategies to set an acceptable capital structure, including debt issuance and share repurchases

• Review policies regarding dividends, derivatives, liquidity management, interest rates, and foreign exchange rates

• Oversee the establishment and implementation of guidelines relating to the management of significant financial structure risks

• Review transactions related to ESG strategy

3 meetings	• In 2022, oversaw financing considerations and transactions related to M&A activities
Committee Members:	Liu (Chair), Creed, DiCamillo, Dietz, Elliott, and Spencer

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its committees, and reports its findings to the full Board. Twelve of our 13 directors are non-employee directors (all except Mr. Bitzer). The Board has adopted the New York Stock Exchange (NYSE) listing standards for evaluating director independence, but has not adopted any other categorical standards of materiality for independence purposes. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between Whirlpool and the entities with which our directors or members of their immediate families are, or have been, affiliated. For 2022, the Committee evaluated certain transactions that arose in the ordinary course of business between Whirlpool Corporation and such entities and which did not exceed the thresholds provided under the NYSE listing standards. Information provided by the directors and Whirlpool did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) that would impair the independence of any of the non-employee directors. Based on the report and recommendation of the Corporate Governance and Nominating Committee, the Board has determined that each of its non-employee directors satisfy the independence standards set forth in the listing standards of the NYSE.

COMMITTEE MEMBER INDEPENDENCE AND EXPERTISE

Each Board committee is composed solely of independent directors who meet the independence standards under the NYSE listing standards.

In addition, the Audit Committee members all meet the enhanced independence standards for audit committee members set forth in the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission (SEC). The Board has determined that each member of the Audit Committee satisfies the financial literacy qualifications of the NYSE listing standards, and that Mr. White, the Audit Committee Chair, and Mr. DiCamillo, the prior Audit Committee Chair, qualify under the “audit committee financial expert” criteria established by the SEC and have accounting and financial management expertise as required under the NYSE listing rules.

Similarly, the Human Resources Committee members all meet the enhanced independence standards for compensation committee members under the NYSE listing standards (which incorporates the standards set forth in the rules of the SEC), and qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. For information about the Human Resources Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis – Role of the Human Resources Committee” below.

Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates our Board leadership structure to ensure that it operates effectively in the current environment, recognizing that organizational needs may change over time. Currently, each of our directors, other than the Chairman and CEO, is independent, and each of our Board committees is composed entirely of independent directors. Our independent directors have direct access to members of senior management, and meet in executive session at each board and committee meeting. They are experienced, objective, and well-equipped to exercise oversight over management and represent the interests of shareholders. At the present time, the Board believes that the joint leadership of a combined Chairman and CEO and an independent Presiding Director with significant responsibilities is the optimal leadership structure.

The Board has determined that combining the Chairman and CEO positions provides clear and consistent leadership on our strategic imperatives and operating priorities, and ensures that the Board’s oversight of risk is appropriately informed and focused. In addition, Mr. Bitzer’s unique expertise and knowledge of the business, having served Whirlpool for over 20 years in positions of increasing responsibility globally, contributes significantly to how the Board oversees our strategy and risk management.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board leadership is further enhanced by the role of the independent Presiding Director. Mr. Allen has served as Presiding Director since 2017, prior to Mr. Bitzer’s election as Chairman of the Board, and through multiple business cycles as a director of the Company since 2010. The Board believes the Presiding Director provides effective independent Board leadership in executing the critical responsibilities set forth below.

Presiding Director Responsibilities
• Coordinates with the Chairman and CEO in establishing the annual agenda and topic items for Board meetings;
• Presides at executive sessions of independent directors at each Board meeting and provides feedback to the Chairman and CEO;
• Serves as a focal point for managing shareholder communication with independent directors;
• Retains independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;

• Assists the Human Resources Committee with the annual performance evaluation of the Chairman and CEO, and together with the Chair of the Human Resources Committee, meets with the Chairman and CEO to discuss the results of the evaluation; and

• Performs such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Whirlpool and its shareholders. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

STRATEGY OVERSIGHT

Our Board is actively involved in overseeing and reviewing our corporate strategy, and the Board’s skills and experiences align with our strategic objectives. The Board formally reviews strategy, including risks and opportunities facing Whirlpool, at an annual strategic planning meeting. In addition, long-range strategic issues are discussed regularly at Board meetings. The Board regularly discusses strategy throughout the year with management and during executive sessions of the Board, as appropriate. In 2022, the Board oversaw the strategic review of our business portfolio, with a focus on portfolio transformation to a high-growth, high-margin business. The Board leveraged its members’ expertise in critical areas such as strategy, finance, global business operations and human capital management to provide effective oversight of our actions to meet our commitments to employees, trade customers, and consumers.

RISK OVERSIGHT

Board Risk Oversight Responsibilities

Our Board is responsible for overseeing risk management. The Board focuses on our risk management strategy and the most significant risks facing Whirlpool, and ensures that appropriate risk mitigation policies and procedures are implemented by management. Our Board is also responsible for oversight of our ESG strategy and risk management, including climate and water risk. Our Board is responsible for overseeing and holding senior management accountable for our global information security programs. This includes understanding our business needs and associated risks, and reviewing management’s strategy and recommendations for managing cyber risk. In line with this oversight responsibility, the Audit Committee receives reports on cyber program effectiveness periodically, and the Board receives a full presentation annually from the Chief Information Officer.

Annually, the Board reviews a comprehensive assessment and prioritization of enterprise risks for the coming year. The Board also receives risk management updates from management in connection with its general oversight and approval of significant matters.

Board Committee Risk Oversight Responsibilities

Our Board committees consider and address risk as they perform their respective committee responsibilities listed below. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Whirlpool, and that our Board leadership structure supports this approach.

AUDIT COMMITTEE

Oversees risks related to
the Company’s enterprise
risk management process,
system of disclosure
controls and internal
controls, compliance with
legal and regulatory
requirements, and
contingent liabilities or
risks.

CORPORATE GOVERNANCE & NOMINATING COMMITTEE Oversees risks arising from the Company’s corporate governance practices, Board composition, refreshment, Committee leadership, and public policy activities.	FINANCE COMMITTEE Oversees risks related to the Company’s financial structure and policies designed to mitigate financial risks.

HUMAN RESOURCES
COMMITTEE

Oversees risk relating to
the Company’s
compensation philosophy
and programs, including
evaluation of whether they
may create incentives or
disincentives that could
create risk to the
Company.

Management Risk Oversight Responsibilities

Our management is responsible for day-to-day risk management. Our risk management, internal audit, and compliance areas serve as the primary monitoring and testing functions for Company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business of Whirlpool.

COMPENSATION RISK ASSESSMENT

Whirlpool regularly reviews its employee compensation programs based on several criteria, including the extent to which they may result in risk to Whirlpool. Our compensation function, with assistance from the risk management and internal audit functions, annually assesses whether our compensation programs create incentives or disincentives that materially affect risk taking or are reasonably likely to have a material adverse effect on Whirlpool. The Human Resources Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), evaluates the results of this assessment. As part of this assessment, management and the Human Resources Committee considered the following risk-mitigating features of our compensation programs:

Risk-Mitigating Features of Whirlpool Corporation’s Compensation Programs
• Annual and long-term performance metrics used in our global compensation programs are multiple, different, balanced, and more heavily weighted toward corporate-wide financial metrics;
• Long-term incentive compensation represents a significant portion of our executive compensation mix;
• Metrics and goals used in the executive compensation programs are approved by the Human Resources Committee, which is composed solely of independent directors;
• The Human Resources Committee retains an independent consultant that is involved with an ongoing review of the executive compensation program;
• Robust stock ownership guidelines are in place for executives;
• Claw-back provisions for variable compensation programs are in place in the event of misconduct or material restatement;
• A comprehensive Insider Trading Policy with hedging restrictions for all employees and directors, and pledging and margin trading restrictions for executives and directors;
• Our incentive designs avoid objectives that might maximize short-term payouts at the expense of long-term sustainable performance; and

• We have limited commission incentive programs which are designed to pay out based on profitability and are subject to multiple layers of management review, including an annual review of plan design and results by regional senior management.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Based on this assessment, the Human Resources Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on Whirlpool Corporation.

SUCCESSION PLANNING

Our Board is responsible for executive succession planning. Under the Corporate Governance Guidelines, the Board is responsible for regularly reviewing leadership development initiatives and short-term and long-term succession plans for the CEO and other senior management positions. The Board is responsible for the selection of the CEO, as well as plans regarding succession in the event of an emergency or the retirement of the CEO. Each year, as part of its succession planning process, our Chief Human Resources Officer provides the Board with recommendations on, and evaluations of, potential successors for all senior management roles. The Board reviews the senior executive team’s experience, skills, competencies, and potential, to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve our goals. Among other steps taken to promote this process throughout the year, the CEO’s direct reports regularly attend Board meetings and present to the Board, providing the Board with opportunities to interact with our senior management and assess their leadership capabilities.

COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

The Board has adopted procedures for communications by stockholders and other interested parties with the Board, the Presiding Director, the independent directors as a group and individually. The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications.

Interested parties may send communications to the full Board, the Chairman of the Board, the Presiding Director, the independent directors as a group, a committee of the Board, a committee chair, or individual directors:

•	Electronically by email to: corporate_secretary@whirlpool.com; or

•	In writing by letter to:

[Name of Director or Group]

c/o Corporate Secretary Whirlpool Corporation

2000 North M-63, MD 3602

Benton Harbor, MI 49022

Such communications should clearly identify the intended recipient(s).

INVESTOR ENGAGEMENT

We value the input and insights of our shareholders and are committed to continued engagement with investors, which we proactively undertake each year. Key topics of focus include Whirlpool results and strategy, including our strategic portfolio transformation; environmental, social, and governance matters; board diversity and composition; executive compensation performance metrics; and employee health and safety. The Board considers investor feedback on these issues in its decision making and direction to management.

MAJORITY VOTING FOR DIRECTORS; DIRECTOR RESIGNATION POLICY

Our by-laws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of votes cast “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board will nominate for election or re-election as director only candidates who have agreed to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon the failure to receive the required vote and Board acceptance of such resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

OUR INTEGRITY MANUAL (GLOBAL CODE OF ETHICS)

All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by our global code of ethics to ensure that our business is conducted in a legal and ethical manner. Our global code of ethics, titled “Our Integrity Manual,” defines our principles for ethical business conduct, and requires strict adherence to all laws and regulations applicable to our business. We believe Our Integrity Manual provides a solid foundation for continued enhancement of our strong culture of integrity. We intend to disclose future amendments to Our Integrity Manual, or waivers from its provisions for our executive officers and directors, on our website within four business days following the date of any such amendment or waiver.

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, that has held 3% or more of our outstanding shares of stock continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2024 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 11, 2023 and November 10, 2023. However, if the date of the 2024 annual meeting of stockholders is more than 30 days prior to, or more than 30 days after, the one-year anniversary of the date of the 2023 annual meeting of stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced.

Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address under “Communications Between Stockholders and Board” above. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

Nomination of a director to be submitted for consideration at the 2024 annual meeting of stockholders, but not intended to be a “proxy access” nominee, must be both (1) emailed to, and (2) delivered by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under “Communications Between Stockholders and the Board” between December 20, 2023 and January 19, 2024, and must satisfy the procedures set forth in our by-laws to be considered at the 2024 annual meeting. However, if the date of the 2024 annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the one-year anniversary of the date of the 2023 annual meeting of stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2024 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2024 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced.

Our by-laws are posted for your convenience on the Whirlpool website: www.whirlpoolcorp.com/by-laws. Whirlpool believes that all nominees must, at a minimum, meet the selection criteria established by the Corporate Governance and Nominating Committee. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. Whirlpool has established, through its Corporate Governance and Nominating Committee, selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by stockholders.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD REFRESHMENT, DIVERSITY, AND EVALUATION

Refreshment

The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. We believe it is valuable to have directors with varying lengths of service in order to strike the right balance between board refreshment and continuity. The two independent directors who joined the Board in the past four years bring fresh perspectives and critical skill sets. Our experienced directors have deep knowledge of our operations and the evolution of our strategy. Our remaining directors provide stability and continuity to the Board. In addition, longer service on our Board has provided several directors with significant exposure during various economic cycles to both our business and our industry. Our Corporate Governance Guidelines provide for retirement at age 72. Currently, our average tenure of independent director nominees is 9 years.

To assist the Corporate Governance and Nominating Committee in identifying potential director nominees who meet the established criteria and priorities and to facilitate the screening and nomination process for such nominees, the Corporate Governance and Nominating Committee has retained third-party search firms. The Corporate Governance and Nominating Committee retains the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. During 2022, the Corporate Governance and Nominating Committee engaged a leading Board-search recruitment firm to assist the Committee in identifying and soliciting potential candidates to join our Board.

Desired personal qualifications for director candidates include: a reputation for personal and professional integrity, strength of character, sound business judgment, and the availability and commitment to devote sufficient time to the duties of the Board. Candidates should have strong interpersonal and communication skills in order to assess and challenge the way things are done and recommend alternative solutions to problems in a constructive manner. Candidates should be independent and have the ability to represent the long-term interests of all shareholders. Candidates should not be employed by or affiliated with any organization that has significantly competitive lines of business or that may otherwise present a conflict of interest.

The Corporate Governance and Nominating Committee has determined that the skills and experiences appearing in the table under “Item 1 – Directors and Nominees for Election as Directors” above are most important to our Company’s strategy and governance, and the Committee seeks candidates with these skill sets.

We believe that our current practices are sufficient to provide for thoughtful and timely Board refreshment.

Diversity

The composition, skills, and needs of the Board change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee recognizes the benefits of a diverse Board membership reflecting differences in viewpoints, professional experiences, educational background, skills, race, gender, ethnicity, national origin, and age. The Committee is committed to seeking qualified diverse candidates, including diversity of race, gender, and ethnicity in each independent director search, and instructs any search firm that it engages accordingly. The Committee believes that this process is effective in maintaining the diversity of the Board’s composition.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Evaluation

The Corporate Governance and Nominating Committee leads our Board’s annual self-evaluation process. The evaluation process is conducted by soliciting an assessment from each director about the effectiveness of the Board and the committees on which the director serves. Directors provide feedback about several topics including the Board’s and applicable committee’s structure and composition, interaction with management, and areas of focus, as well as the quality of meetings and materials. Each committee and the Board as a whole then conducts separate discussions regarding the evaluation and assessment topics. Follow-up items are then addressed at subsequent Board and committee meetings. The self-evaluation process is updated annually to reflect current governance best practices. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. We believe that this triennial evaluation process, led by an objective third party with knowledge of best practices, complements our internal evaluation process and is an important component of good governance.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT AND PRACTICES

Sound ESG Oversight

Our Board is committed to overseeing the integration of ESG principles throughout Whirlpool Corporation, as reflected in our Corporate Governance Guidelines. The Board reviews and receives updates on our sustainability strategy and key long-term ESG initiatives every year. In 2022, the Board participated in a deep-dive session on our ESG initiatives and progress against our global sustainability commitments. While the full Board is responsible for oversight of ESG strategy, committees of the Board are responsible for oversight of aspects of ESG risk monitoring and implementation. Our ESG Councils, composed of regional and functional senior leaders, evaluate relevant ESG issues and set our strategic priority framework. Our ESG Task Force is responsible for monitoring emerging ESG trends and overseeing progress against the strategic priorities.

    Sustainable Products & Operations

At Whirlpool Corporation, we recognize that environmental sustainability is a critical element of achieving our commitment to being the best global kitchen and laundry company, in constant pursuit of improving life at home, and that managing our operating footprint as well as the impact of our products is core to our success. In 2022, we expanded our efforts to thoughtfully design products that make the best use of materials, have an ever more sustainable operating life, and can be responsibly managed at the end of life. Further, we continue to make progress on bold goals across our operations and continue to invest in ways to create an even more sustainable way of doing business.

Some of the highlights of our focus on sustainability from this year include:

∎	Reduced GHG emissions (scope 1 and 2) from our plants and operations compared to 2021.

∎	Reduced emissions from our products in use (scope 3 category 11).

∎	Activated two virtual power purchase agreements that, when fully operational, are expected to yield renewable energy to cover 100% of the electricity consumed by our U.S. plants.

∎

Signed the CEO Water Mandate, a commitment platform under the UN Global Compact, to progress water stewardship and take action in six areas: Direct Operations, Supply Chain and Watershed Management, Collective Action, Public Policy, Community Engagement, and Transparency.

∎	Obtained Zero Waste to Landfill Gold or Platinum Level (a greater than 95% diversion rate) at all of our large global manufacturing sites.

∎	Evolved our circularity strategy covering the whole product life cycle.

∎	Awards. In 2022, our commitment to the environment earned recognition and awards, including:

•	Dow Jones Sustainability Index, World and North America, and Industry Mover Award - S&P Global

•	America’s Most Responsible Companies (#3 Overall) – Newsweek

•	Ecovadis Gold Sustainability Rating – Whirlpool EMEA

•	2022 Alliance for Water Efficiency Member of the Year Award

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

    Supporting Our People

At Whirlpool Corporation, we strive to create an inclusive culture that celebrates and values diversity, to provide high-quality support and training for our employees, and to maintain strong, lasting connections in the communities in which we do business. In 2022, as part of our Human Capital Management strategy focused on agile organization, great people, and winning culture, we expanded access to development and training for our employees, advanced progress towards goals in diversity, equity and inclusion, and improved health and safety measures. For our communities, through our House+Home global collective impact model that centers around improving life at home, we continued our efforts to create diverse, thriving communities.

Some of the highlights of the focus on our people from this year include:

∎

As part of our multi-year Pledge to Equality and Fairness for our Black Colleagues in the United States, engaged over 1,300 U.S.-based people leaders in three modules of Unconscious Bias and Empathy training, including “Understanding the Black Employee Experience at Whirlpool.”

∎	Began the formal roll-out of our global and holistic well-being strategy, Be Well, with continued education and additional resources for employees.

∎	Launched Empower in Latin America and Asia, a women’s leadership program tailored to meet the unique needs of women in those regions.

∎

Whirlpool Corporation and the Whirlpool Foundation donated approximately $2 million to Habitat for Humanity® and support programs, and donated over 3,200 products globally to Habitat families in the U.S., Canada, Europe, Africa, Asia, the Middle East, and Latin America. Most recently, through the BuildBetter with Whirlpool initiative, (an expansion of Habitat’s existing BuildBetter program) Whirlpool Corporation is building more than 250 climate-resilient and energy-efficient homes to help hundreds of families in need of affordable housing.

∎

Whirlpool employees and the Whirlpool Foundation contributed $4.5 million to United Way® for education, income, health and basic needs services. United Way brings people together to build strong communities as the world’s largest privately funded charity serving 95% of U.S. communities and 37 countries. Whirlpool Chairman and CEO Marc Bitzer has served on the United Way Worldwide Board of Trustees since 2018 and in June 2022 was appointed Chair of the United Way Worldwide Board of Trustees.

∎	Expanded our Feel Good Fridge program and efforts with Feeding America by providing refurbished refrigerators and food to local organizations for those in need.

∎	In Ukraine, matched disaster relief contributions made by employees and retirees, assisted displaced families through Habitat Empty Spaces and donated appliances to the Polish Red Cross.

∎	Reduced employee safety incident rates across our global operations.

∎	Awards. In 2022, our commitment to our people and our communities earned recognition and awards, including:

•	Forbes’ List of America’s Best Employers for Women 2022

•	Forbes’ List of America’s Best Employers 2022

•	Forbes’ List of World’s Best Employers

•	100% Score on the Human Rights Campaign Foundation’s “Corporate Equality Index” (19th consecutive year)

•	100% Score, Disability Equality Index

•	Best Companies for Multicultural Women, Seramount

•	Seramount Inclusion Index (“Leading” Category), Seramount

•	Top Company for Executive Women, Seramount

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

    Doing the Right Thing

Throughout its long history, Whirlpool Corporation has maintained its commitment to the highest standards of ethical and legal conduct while operating sustainably to stand the test of time and create shareholder value. The ways in which we manage our risk, operate with integrity, and lead with our values is a testament to these high standards. This mindset extends to our products, where we have earned a reputation for exceptional quality, high-performing products through a consistent commitment to sourcing materials responsibly, collaborating with vendors aligned with our values, and focusing on the safety and quality of everything we produce.

Some of the highlights of our focus on governance from this year include:

∎	Engaged Whirlpool’s top 200 global suppliers to participate in the inaugural year of a third-party sustainability survey through EcoVadis.

∎	Delivered bespoke Global Antitrust training to 7,000 global employees, including all managers and above in roles with potential antitrust risk.

∎	Held our second annual Global Integrity Week, where employees participated in events held by global leaders and in-person training on key risks.

∎	Led 14 and actively participated in over 100 industry technical committees to strengthen marketplace product safety standards and make safe products safer.

∎	Conducted 10 two-day Instructor-Led Product Safety training sessions for over 200 employees.

∎	Awards. In 2022, our commitment to doing the right thing earned recognition and awards, including:

•	Best-Managed Companies of 2022 (#5 Overall), Wall Street Journal and Drucker Institute

•	America’s Most JUST Companies (#1 Household Goods and Apparel), JUST Capital and CNBC

•	World’s Most Admired Companies, FORTUNE magazine (12th consecutive year)

We encourage our shareholders to read our most current Sustainability Report at WhirlpoolCorp.com for more information on our ESG strategy, priorities and actions.

CORPORATE GOVERNANCE GUIDELINES AND OTHER AVAILABLE INFORMATION

Whirlpool is committed to the highest standards of corporate governance. Our current Corporate Governance Guidelines, Our Integrity Manual, by-laws, and written charters for the Board’s Audit, Corporate Governance and Nominating, Human Resources, and Finance committees are posted on the Whirlpool website: www.whirlpoolcorp.com/policies. Our publicly disclosed financial and non-financial information, including our Annual Report, quarterly reports, current reports, and Sustainability Report, is located on our website at investors.whirlpoolcorp.com. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. Stockholders may also request a free copy of these documents by writing: Investor Relations, Whirlpool Corporation, 2000 North M-63, MD 2609, Benton Harbor, Michigan, 49022 or calling (269) 923-2641.

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RELATED PERSON TRANSACTIONS AND HUMAN RESOURCES COMMITTEE INTERLOCKS

Related Person Transactions

The Board has adopted written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements pursuant to SEC regulations (related person transactions). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and owners of 5% or more of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Corporate Governance and Nominating Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Corporate Governance and Nominating Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Corporate Governance and Nominating Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Corporate Governance and Nominating Committee. In approving any related person transaction, the Corporate Governance and Nominating Committee must determine that the transaction is fair and reasonable to Whirlpool Corporation. The Corporate Governance and Nominating Committee periodically reports on its activities to the Board. The written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of related person transactions is available on our website: www.whirlpoolcorp.com/policies.

Human Resources Committee Interlocks and Insider Participation

During fiscal 2022, Messrs. Allen, Creed, Loree, and Manwani, and Mses. Dietz and Elliott served as members of the Human Resources Committee. No member of the Human Resources Committee was at any time during 2022 an officer or employee of Whirlpool, and no member of the Human Resources Committee has formerly been an officer of Whirlpool. In addition, no “compensation committee interlocks” existed during fiscal year 2022.

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SECURITY OWNERSHIP

Security Ownership

The following table presents the ownership as of December 31, 2022 of the only persons known by us as of February 16, 2023 to beneficially own more than 5% of our common stock, based upon statements on Schedule 13G filed by such persons with the SEC.

Schedule 13G Filed On	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

2/9/2023	The Vanguard Group Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	7,036,011	12.91%

2/9/2023	PRIMECAP Management Company (2) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	4,810,405	8.82%

2/7/2023	BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	4,611,628	8.46%

2/7/2023	State Street Corporation (4) State Street Financial Center 1 Lincoln Street Boston, MA 02111	2,986,804	5.48%

(1)

Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group Inc. (Vanguard Group), a registered investment advisor. Vanguard Group has shared voting power with respect to 74,727 shares, sole dispositive power with respect to 6,806,855 shares, and shared dispositive power with respect to 229,156 shares.

(2)

Based solely on a Schedule 13G/A filed with the SEC by PRIMECAP Management Company (PRIMECAP), a registered investment advisor. PRIMECAP has sole voting power with respect to 4,557,615 shares and sole dispositive power with respect to 4,810,405 shares.

(3)

Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (BlackRock), a holding company. BlackRock has sole voting power with respect to 4,076,212 shares and sole dispositive power with respect to 4,611,628 shares.

(4)

Based solely on a Schedule 13G/A filed with the SEC by State Street Corporation (State Street), a holding company. State Street has shared voting power with respect to 2,707,249 shares and shared dispositive power with respect to 2,982,449 shares.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	17

BENEFICIAL OWNERSHIP

Beneficial Ownership

The following table reports beneficial ownership of common stock by each director, nominee for director, and the NEOs (as defined elsewhere in this proxy statement), and all directors and executive officers of Whirlpool as a group, as of February 1, 2023. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such shares, or to dispose or direct the disposition of such shares. The address of all directors and executive officers named below is c/o Whirlpool Corporation, 2000 North M-63, MD 3602, Benton Harbor, Michigan, 49022.

Name	Shares Beneficially Owned (1)	Deferred Stock Units (2)	Shares Under Exercisable Options (3)	Total (4)	Percentage (* Less than 1%)

Samuel R. Allen	17,647	—	—	17,647	*

Joao Brega	60,943	2,169	33,526	96,638	*

Marc R. Bitzer	217,960	59,481	235,279	512,720	*

Greg Creed	2,775	6,308	—	9,083	*

Gary T. DiCamillo	2,076	26,024	5,077	33,177	*

Diane M. Dietz	12,353	—	—	12,353	*

Gerri T. Elliott	8,726	—	—	8,726	*

Jennifer A. LaClair	2,110	879	—	2,989	*

Joseph T. Liotine	39,083	10,474	69,615	119,172	*

John D. Liu	1,000	14,245	—	15,245	*

James M. Loree	4,024	2,185	—	6,209	*

Harish Manwani	8,994	—	—	8,994	*

Gilles Morel	12,758	—	15,593	28,351	*

James W. Peters	49,812	4,679	59,364	113,855	*

Patricia K. Poppe	1,483	1,620	—	3,103	*

Larry O. Spencer	1,000	6,308	—	7,308	*

Michael D. White	2,700	21,312	—	24,012	*

All directors and executive officers as a group (16 persons) (5)	445,444	155,684	418,454	1,019,582	1.85%

(1)

Does not include 1,026,809 shares held by the Whirlpool 401(k) Trust (except for 12,816 shares held for the accounts of executive officers). Includes restricted stock units (RSU) and performance stock units (PSU) that become payable (assuming that PSUs pay out at target) within 60 days of February 1, 2023, before deferrals and tax liabilities.

(2)

Represents the number of shares of common stock, based on deferrals made into the Deferred Compensation Plan I and Deferred Compensation Plan II for Non-employee Directors, one of the executive deferred savings plans, or the terms of deferred stock awards, that we are required to pay to a non-employee director when the director leaves the Board or to an executive officer when the executive officer is no longer an employee. None of these deferred stock units have voting rights.

(3)	Includes shares subject to options that will become exercisable within 60 days of February 1, 2023.

(4)	May include RSUs and option shares which cannot be voted until vesting or exercise, as applicable.

(5)	Total amounts reflect only those directors and executive officers of Whirlpool as of the date of this proxy statement.

18	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation

We provide competitive compensation to attract and retain qualified directors and support shareholder alignment objectives. Our director compensation program consists of cash and stock retainers. For 2022, each director who served on the Board for the full year received one half of the annual retainer in cash (paid quarterly) and the remaining half in stock. In December 2022, the Committee reviewed Director compensation, and determined that no changes were warranted for annual cash and stock retainers for 2023. The Committee increased the additional cash retainer for the Chair of the Corporate Governance & Nominating Committee to $20,000 for 2023. This adjustment was based upon the Committee’s review of compensation data and practices among comparator companies (see page 24), which data was also reviewed by FW Cook, the advisor to the Human Resources Committee. Non-employee director compensation is summarized in the table below:

Non-employee Director Compensation Element	2022		2023

Annual Cash Retainer	$150,000		$150,000

Annual Stock Retainer	$150,000	(1)	$150,000	(1)

Additional Annual Cash Retainer for Committee Chairs:

Audit Committee	$25,000		$25,000

Corporate Governance & Nominating Committee	$15,000		$20,000

Finance Committee	$15,000		$15,000

Human Resources Committee	$20,000		$20,000

Additional Annual Cash Retainer for Presiding Director	$35,000		$35,000

(1)

Reflects stock retainer granted on the date of the annual meeting of stockholders, with the number of shares determined by dividing the annual cash retainer by our closing stock price on the annual meeting date.

DEFERRAL OF ANNUAL RETAINER AND STOCK GRANTS

A non-employee director may elect to defer any portion of the annual cash retainer and annual stock retainer until he or she ceases to be a director. Under this policy, when the director’s term ends, any deferred annual cash retainer will be paid in a lump sum or in monthly or quarterly installments. In addition, payment of any deferred annual stock grant will be made as soon as is administratively feasible. Annual cash retainers deferred on or before December 31, 2004 accrue interest quarterly at a rate equal to the prime rate in effect from time to time. Annual cash retainers deferred after December 31, 2004 may be allocated to notional investments that mirror those available to participants in our 401(k) plan, with the exception of the Whirlpool stock fund.

STOCK OWNERSHIP GUIDELINES

The Board has established a stock ownership guideline for non-employee directors. Directors must own Whirlpool stock equal in value to five times the annual cash retainer, within five years of their initial election to the Board. Each non-employee director’s progress toward meeting the requirement is reviewed annually. As of the end of 2022, all non-employee directors had met, or were on track to meet, this requirement. These guidelines are based on a review of competitive market practice conducted by FW Cook, the Human Resources Committee’s independent compensation consultant.

OTHER COMPENSATION ELEMENTS

For evaluative purposes, Whirlpool permits non-employee directors to test Whirlpool products for home use. Directors are not reimbursed for any income tax they incur as a result of this policy. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs. On rare occasions for personal convenience, a director’s spouse or other family member may accompany a director on a Whirlpool aircraft flight. No additional operating cost is incurred by Whirlpool in such situations and the director is taxed on the value of the benefit. A director’s qualifying charitable contributions of up to

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	19

NON-EMPLOYEE DIRECTOR COMPENSATION

$10,000 are matched annually. Whirlpool also pays the premiums to provide each non-employee director who served on the Board as of January 1, 2011 with (1) term life insurance while serving as a director, equal to one-tenth of the director’s basic annual cash retainer multiplied by the director’s months of service, unless the director has opted out of coverage, and (2) travel accident insurance of $1 million when traveling on Whirlpool business.

2022 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Samuel R. Allen	200,000	149,891	1,137	351,028

Greg Creed	170,000	149,891	54,505	374,396

Gary T. DiCamillo	150,000	149,891	11,212	311,103

Diane M. Dietz	150,000	149,891	1,137	301,028

Gerri T. Elliott	150,000	149,891	5,861	305,752

Jennifer A. LaClair	150,000	149,891	1,297	301,188

John D. Liu	165,000	149,891	6,105	320,996

James M. Loree	150,000	149,891	1,137	301,028

Harish Manwani	150,000	149,891	1,137	301,028

Patricia K. Poppe	150,000	149,891	1,137	301,028

Larry O. Spencer	150,000	149,891	2,987	302,878

Michael D. White	175,000	149,891	86,408	411,299

(1)	Represents all retainer fees for Board, Committee Chair, or Presiding Director service, before deferrals.

(2)

Reflects value of shares, before deferrals, awarded in 2022. As of December 31, 2022, none of our non-employee directors were deemed to have outstanding stock awards because all stock awards vest immediately.

(3)	The table below presents an itemized account of 2022 non-employee director “All Other Compensation”.

Name	Life Insurance Premiums ($)	Charitable Program (a) ($)	Whirlpool Appliances and Other Benefits (b) ($)	Total ($)

Samuel R. Allen	—	—	1,137	1,137

Greg Creed	—	5,000	49,505	54,505

Gary T. DiCamillo	—	10,000	1,212	11,212

Diane M. Dietz	—	—	1,137	1,137

Gerri T. Elliott	—	—	5,861	5,861

Jennifer A. LaClair	—	—	1,297	1,297

John D. Liu	4,968	—	1,137	6,105

James M. Loree	—	—	1,137	1,137

Harish Manwani	—	—	1,137	1,137

Patricia K. Poppe	—	—	1,137	1,137

Larry O. Spencer	—	—	2,987	2,987

Michael D. White	44,496	40,775	1,137	86,408

(a)

Reflects 2022 interest cost related to a charitable program eliminated by the Board, prospectively, as of January 1, 2008. Through 2007, each non-employee director could irrevocably choose to relinquish some or all of their annual cash retainer, which Whirlpool could then, in its discretion, award to as many as three charities upon the director’s death. The maximum amount payable under the Charitable Program upon the director’s death is $1.5 million. Mr. White is the only active director with a benefit under this program. Amounts also reflect matching contributions for director charitable contributions.

(b)	Includes the cost of Whirlpool products provided for personal use by directors.

20	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy, the business strategy-driven program design, the individual elements of the programs, the methodology and processes used by the Human Resources Committee (the “Committee”) to make compensation decisions, and the relationship between Whirlpool performance and compensation delivered in fiscal 2022.

The discussion in this CD&A focuses on our CEO, CFO, and the three most highly compensated executive officers (the “NEOs”) for the year, who were:
• Marc R. Bitzer	Chairman and Chief Executive Officer

• James W. Peters	Executive Vice President and Chief Financial Officer and President, Whirlpool Asia

• Joseph T. Liotine*	President and Chief Operating Officer (COO)

• Gilles Morel	Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

• João C Brega**	Executive Vice President and President, Whirlpool Latin America Region (LAR)

* Mr. Liotine will depart the Company on March 31, 2023.

** Mr. Brega will retire from the Company on March 31, 2023.

i. Executive Summary

2022 COMPANY RESULTS

Whirlpool achieved solid results in 2022, driven by cost-based pricing actions, largely offsetting cost inflation. Full-year GAAP net loss available to Whirlpool was impacted by approximately $2.3 billion of net asset impairment and cumulative currency translation relating to the EMEA strategic review (which resulted in an agreement signed in January 2023 to contribute our European major appliance business to a new entity with Arcelik A.S (Arcelik)) and separate divestiture of Whirlpool’s Russia business.

The company:

•  Delivered revenue of $19.7 billion, declining approximately 10% year-over-year, primarily driven by global demand weakness and currency headwinds, partially offset by $1 billion in cost-based price increases.

• Delivered GAAP net loss of $(1.5) billion (or 7.7% net loss margin) and GAAP loss per share of $(27.12), which included non-cash items relating to the EMEA region.

•  Delivered ongoing (non-GAAP) earnings per diluted share(1) of $19.64 and ongoing (non-GAAP) EBIT margin(1) of 6.9% in a challenging macro cycle through the successful execution of cost-based pricing alongside strong cost discipline, largely offsetting $1.5 billion of raw material inflation.

• Continued to invest in automation and innovation, including over $1 billion in capital expenditures and R&D.
• Added InSinkErator, the world’s leading manufacturer of food waste disposers and hot water dispensers.
• Generated solid cash provided by operating activities of $1.4 billion and free cash flow(1) of $820 million.
• Returned $1.3 billion of cash to shareholders in share repurchases and dividends. We increased the dividend by 25%, representing our tenth consecutive year of dividend growth.

•  Our gross debt leverage is temporarily elevated as we entered into new term loans related to the InSinkErator acquisition. We are committed to maintaining our investment grade debt rating and reaching our debt leverage target of 2.0x or below.

• Named one of America’s most JUST companies, Forbes’ World’s Best Employers, Fortune’s World’s Most Admired Companies, and rose to #3 on Newsweek’s list of America’s Most Responsible Companies.
(1) For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please see Annex B.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	21

COMPENSATION DISCUSSION AND ANALYSIS

2022 COMPENSATION DECISIONS

Whirlpool faced significant challenges in 2022, most notably with respect to supply chain difficulties, raw material inflation, and weakening consumer demand in conjunction with the global economic slowdown. In spite of these challenges, we delivered solid financial results in 2022, though below our short-term incentive goals. Ongoing EBIT and Free Cash Flow (FCF) results for 2022 were below target, leading to an overall payout for our short-term incentive of 0% of target. Coupled with the record results delivered in 2020 and 2021, our results were very strong relative to our 2020-2022 long-term incentive performance goals. Cumulative Ongoing EPS and Average Return on Invested Capital (ROIC) results for the 2020-2022 performance period finished above the goals set for our long-term incentive program at the beginning of the performance period, leading to a payout for our performance-based long-term incentive of 198% of target.

Key compensation actions for 2022 are summarized in the table below:

Pay Element	2022 Result / Action

Base Salary	2022 salary increases for Named Executive Officers ranged from 0% to 6.7%.

Short-term Incentive	2022 Ongoing EBIT and Free Cash Flow results both fell short of target. Payout was determined to be 0% of target. See “Short-term Incentives” below for details.

Long-term Incentive	2020-2022 Cumulative Ongoing EPS and 3-year Average ROIC both exceeded target. Payout was determined to be 198% of target. See “Long-term Incentives” below for details.

PAY-FOR-PERFORMANCE PHILOSOPHY

Whirlpool is dedicated to achieving global leadership in all of our product categories and to delivering superior stockholder value. To achieve our objectives, we manage to a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with a focus on both short-term and long-term results;

•	A significant portion of pay should be performance-based, with the portion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to drivers of sustainable stockholder value over the long term; and

•	Compensation should be tied to an evaluation of business results and individual performance.

For additional information on Whirlpool’s pay-for-performance approach and results, please see our Pay versus Performance (PVP) tabular disclosure beginning on page 54, with the accompanying narrative disclosure and supplemental charts.

STOCKHOLDER ENGAGEMENT AND 2022 EXECUTIVE COMPENSATION PROGRAM DESIGN

The Committee considers the results of the annual “Say on Pay’’ vote, among other factors, in making decisions regarding executive compensation programs. We received strong support from stockholders on “Say on Pay’’ at our 2022 annual meeting, with 94.6% of the votes cast (excluding broker non-votes) in favor of our 2021 executive compensation program. The Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, we regularly engage in discussions with our stockholders regarding compensation matters (see “Investor Engagement” under “Board of Directors and Corporate Governance”) and believe that this ongoing stockholder engagement process strengthens our understanding of investor priorities and the issues on which they are focused. The Committee works closely with its independent consultant and the management team to evaluate and make changes to provide executive compensation programs that are designed to effectively link pay with performance, support the creation of sustainable stockholder value over the long term, and consistently apply good governance practices.

After considering the “Say on Pay” results and general support of the compensation philosophy and design received during the stockholder outreach process described earlier, the Committee determined that our executive compensation programs continued to be appropriate and the Committee did not make any changes to our executive compensation program in response to the 2022 “Say on Pay” vote.

22	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The following table summarizes executive compensation practices that we have implemented to align pay with performance, as well as practices we avoid because we do not believe they serve the long-term interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging of Whirlpool stock by executive officers or directors

✓	Use an independent compensation consultant solely engaged to provide executive and director compensation services to Whirlpool	Provide excise tax gross-ups

✓	Cap short-term and long-term incentive award payouts at market-competitive levels	Enter into employment contracts except as required by local law or prevailing local market practice

✓	Maintain robust stock ownership guidelines for our executives (7x salary multiple for CEO)	Pay dividends or dividend equivalents on grants of any Performance Stock Units (PSUs) or Restricted Stock Units (RSUs) prior to vesting

✓	Subject all variable pay to a compensation recovery “claw-back”	Reprice or reload stock options

✓	Have “double-trigger” change-in-control agreements

✓	Carefully manage risk in our compensation programs to protect against unintended outcomes

✓	Hold annual “Say on Pay” votes

✓	Maintain hedging restrictions for employees and directors, and pledging and margin trading restrictions for executives and directors

✓	Provide market-competitive perquisites deemed necessary to attract and retain top talent

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	23

COMPENSATION DISCUSSION AND ANALYSIS

i. What We Pay and Why

The Committee establishes target compensation for each NEO after careful consideration of several factors, including:

•	External competitive market pay levels and practices;

•	Internal business needs and strategic priorities;

•	Each executive’s role and responsibilities, experience, tenure, contributions, achievements, and past performance;

•	Future performance expectations and leadership needs of Whirlpool;

•	Compensation history of each executive; and

•	Internal equity with other executives.

We have designed the elements of our compensation programs to reflect our pay-for-performance philosophy. The Committee creates a compensation approach for each NEO that contains a mix of compensation elements that it believes best addresses each NEO’s responsibilities and best achieves our overall compensation objectives.

Our compensation programs are designed so that as an employee’s job responsibility increases, his or her target total compensation opportunity increases, with an increasing portion of their pay opportunity delivered via performance-based compensation. This design seeks to ensure that the most senior executives who are responsible for development and execution of our strategic plan are held most accountable for operational performance results and changes in stockholder value over time. As a result, actual total compensation for an executive is more dependent on performance than for employees at other levels, resulting in larger increases in realized pay when performance results exceed goals, and less realized compensation when performance results fall short of expectations.

In addition, the Committee decides the mix of cash and equity components in shaping each NEO’s compensation package. Generally, the portion of equity compensation rises with increasing job responsibility to provide further alignment in the interests of executives and our long-term stockholders.

COMPETITIVE MARKET COMPENSATION ANALYSIS

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based solely on market practices. Whirlpool performance and compensation levels relative to similar companies and other market-competitive data is just one of several factors the Committee considers in determining executive compensation.

For 2022, the Committee utilized the comparator group of companies listed below to provide competitive reference points for executive compensation. This comparator group was recommended based upon advice from FW Cook, the Committee’s independent compensation consultant, and remained the same as the comparator group used to evaluate executive compensation in 2021, except that Carrier Global Corporation was added following its spin off in 2020 from former parent company United Technologies. The companies in our comparator group meet multiple screening criteria, including revenue, income, assets, market capitalization, number of employees, lines of business, similarity to Whirlpool in global operations, and required management skills. Additionally, companies in the comparator group are recognized for their excellence in the areas of consumer focus and trade customer relations and for possessing highly complex global supply chains and manufacturing footprints.

2022 Comparator Group

3M Company

Carrier Global Corporation

Caterpillar, Inc.

Colgate-Palmolive Company

Cummins, Inc.

Danaher Corporation

Deere & Company

Eaton Corporation plc

Emerson Electric Co.

The Goodyear Tire & Rubber Company

Honeywell International, Inc.

Illinois Tool Works, Inc.

Johnson Controls International plc

Kellogg Company

Kimberly-Clark Corporation

Lear Corporation

Newell Brands, Inc.

Parker Hannifin Corporation

Stanley Black & Decker, Inc.

Textron, Inc.

Trane Technologies plc

24	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on information provided by FW Cook, the median statistics of our comparator group when the Committee determined NEO pay in February 2022 (dollar values in millions) were:

Measure	Median of Comparator Group	Whirlpool

Revenue (Trailing 12 Months (“TTM”))	$19,311	$21,968

Net Income (TTM)	$2,068	$1,990

Assets (Most Recent Quarter)	$23,063	$20,394

Market Capitalization (December 31, 2021)	$48,124	$14,254

Employees	57,825	78,000

Note: Based on data available from S&P Capital IQ as of February 1, 2022, as analyzed by FW Cook.

In August 2022, based upon information and advice from its consultant, the Committee eliminated Danaher from the comparator group to be used to evaluate 2023 compensation decisions. Danaher was removed as the company no longer met peer group screening criteria.

We supplement the publicly-disclosed compensation data from the comparator companies with data from proprietary surveys purchased from third-party consulting firms and data vendors. These independently conducted surveys generally include data from numerous organizations across various industry groupings and specific international regions, and also allow for comparisons to be made on the basis of job scope, similar organization size (revenue or employees) and other measures relevant to Whirlpool. Our compensation analyses provide insight into prevailing market pay levels and leading practices in both compensation program design and governance.

OVERVIEW OF 2022 EXECUTIVE COMPENSATION ELEMENTS

Element	Form	Characteristics/Purpose	2022 Metrics

Base Salary(1)	Cash	Fixed component based on responsibility, experience, and individual performance	N/A

Short-term Incentives (“PEP”)(1)	Annual Performance Cash Award	Performance-based variable cash incentive to reward for achieving annual financial and individual performance goals	Ongoing EBIT – 50% FCF – 50% +/– 50% Modifier for Individual Performance Results (no Individual modifier for CEO)

Long-term Incentives (“SEP”)(1)	PSUs	Motivate and reward employees for the achievement of Company financial and strategic performance over a preset three-year performance period beginning January 1, and promote retention	Cumulative Ongoing EPS – 50% ROIC – 50%

	Stock Options	Provide incentive for long-term stock price appreciation and promote retention	Stock price appreciation

Other Rewards and Benefits	Health and Welfare Benefits	NEOs generally participate in the same health and welfare benefit programs available to substantially all salaried employees in their country	N/A
Retirement Benefits(2)

U.S.-based NEOs participate in tax-qualified and non-qualified defined benefit and defined contribution retirement plans designed to provide a market-competitive level of income replacement upon achieving retirement eligibility and enable an orderly succession of talent

N/A
	Perquisites	Limited perquisites are designed to support a market-competitive compensation package	N/A

(1)	Target is generally market median for similar positions in the comparator group and compensation survey data

(2)	Target is median income replacement ratio for a broad-based group of companies based on survey data provided by outside consultant

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	25

COMPENSATION DISCUSSION AND ANALYSIS

MIX OF TARGET TOTAL COMPENSATION

Short-term and long-term incentives constituted 91% of 2022 total target compensation for our CEO, and, on average, 80% of 2022 total target compensation for our other NEOs.

COMPENSATION PROGRAMS - DESIGN & ELEMENTS

Base Salary

To determine base salary levels for 2022, the Committee considered the competitive market data for the CEO and CEO pay recommendations provided by FW Cook, market data from third-party surveys, the CEO’s recommendations with respect to our other NEOs, and our 2022 merit budget for salaried employees in each region. These salary adjustments were consistent with our compensation philosophy of targeting base salaries at the median of the competitive market. In some cases, base salaries may be higher or lower than median based on factors such as executive performance, experience, tenure, and responsibilities. The 2022 annual base salaries and adjustments (effective March 1) for our NEOs were:

NEO	2021 Year-End Annual Salary		2022 Adjustment			March 1, 2022 Annual Salary
			Amount		%

Marc R. Bitzer		$1,315,000		$0	0%		$1,315,000

James W. Peters		$800,000		$50,000	+6.3%		$850,000

Joseph T. Liotine		$850,000		$25,000	+2.9%		$875,000

Gilles Morel (1)	EUR	675,000	EUR	25,000	+3.7%	EUR	700,000

João C. Brega (2)	BRL	3,750,000	BRL	250,000	+6.7%	BRL	4,000,000

(1)

Mr. Morel’s salary is noted in his home currency, Euros. Converting his 2021 and 2022 salaries into U.S. Dollars results in salaries of $710,710 and $737,033, respectively, using 12-month average exchange rates for 2022.

(2)

Mr. Brega’s salary is noted in his home currency, Brazilian Reals. Converting his 2021 and 2022 salaries into U.S. Dollars results in salaries of $729,768 and $778,420, respectively, using 12-month average exchange rates for 2022.

The Committee determined that Mr. Peters and Mr. Brega would receive 2022 salary adjustments based upon their salaries relative to the competitive market and their individual performance, contributions, and business priorities.

Short-term Incentives

Annual awards of variable cash incentives are paid under the terms of the stockholder-approved Executive Performance Excellence Plan, which we commonly refer to as “PEP.” Consistent with our pay-for-performance philosophy, our short-term cash incentive program is designed to focus attention on short-term drivers of stockholder value creation, reflect Company financial results and individual performance, and complement the metrics used in our long-term incentive program to create a balanced focus on the key drivers of our multi-year financial and operational strategy. The program is designed so that a significant portion of our NEOs’ short-term cash compensation is variable and directly tied to key performance results.

In 2022, the Committee established short-term incentive target opportunities as a percentage of base salary for each NEO, taking into account competitive market data. Target award levels are generally set at the median of the comparator group. The Committee made one adjustment to 2022 short-term incentive targets: increasing Mr. Peters’ target to 115% of salary

26	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

from 100%; Mr. Peters’ target was prorated for 2022. This adjustment was made in consideration of competitive market data and after considering the advice of FW Cook. Target short-term incentive opportunities for 2022 were as follows:

NEO	2022 Short-term Incentive Target Award
	(as a % of Eligible Base Salary)	($)

Marc R. Bitzer	160%		$2,104,000

James W. Peters	115%		$977,5000

Joseph T. Liotine	130%		$1,137,500

Gilles Morel (1)	100%	EUR	700,000

João C. Brega (2)	100%	BRL	4,000,000

(1)	Mr. Morel’s short-term incentive target is noted in his home currency, Euros. Converting into U.S. Dollars results in a target of $737,033, using 12-month average exchange rates for 2022.

(2)

Mr. Brega’s short-term incentive target is noted in his home currency, Brazilian Reals. Converting into U.S. Dollars results in a target of $778,420, using 12-month average exchange rates for 2022. His target award includes his 13-month salary, as is consistent with local practice in Brazil.

The Committee determined each NEO’s actual payout by reference to a Company Performance Factor ranging from 0% to 200% and based on performance metrics aligned with our critical objectives for the year. In the event of significant individual accomplishments or shortfalls, the Committee may choose to apply an Individual Performance Factor of up to +/- 50% (or greater or less than this percentage in its discretion), but subject to a maximum overall award payout of 200% of target. Individual Performance Factors for each NEO are driven by results relative to individual objectives established for Business Results, Strategic/Project Impact (such as performance against strategic imperatives such as Winning the Digital Consumer Journey), Organization and Talent (such as employee engagement), and My Leadership and Values (such as demonstration of Leadership Model behaviors). The Committee determined that the CEO’s annual incentive payout should be based upon the quantitative financial results achieved by the Company, and that the CEO’s qualitative individual performance achievements should be used to determine adjustments in target compensation, but not be used as a factor to adjust his annual incentive payout.

The Company Performance Factor and Individual Performance Factor (except for our CEO) are essentially the same as our short-term incentive approach for substantially all global salaried employees, except that the maximum payout opportunity for each NEO is capped at 200% of target, while the maximum payout opportunity for our global salaried participants is 400% of target. Our 2022 approach is summarized in the illustration below:

*

Ongoing EBIT measure excludes items that may not be indicative of, or are unrelated to, results from our ongoing business operations. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling interests, income tax expense (benefit), and interest expense; and it excludes impairment of EMEA goodwill and other intangibles; a loss on sale related to our Russia divestiture and held for sale treatment for our EMEA contribution agreement; a loss related to offshore subsidiary liquidation; impairment of certain LAR intangibles; M&A transaction costs; and normalized tax rate adjustments and share adjustments.

**	Free Cash Flow consists of GAAP cash provided by operating activities after capital expenditures.

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COMPENSATION DISCUSSION AND ANALYSIS

Each NEO had responsibilities focused on the Global Corporate Enterprise in 2022. The Global Corporate Enterprise objectives for 2022 were Ongoing EBIT, weighted 50%, and Free Cash Flow, weighted 50%. These were the same metrics and same weightings as 2021, and are designed to reflect our balanced focus on optimizing cash flow in addition to improving earnings. We chose Ongoing EBIT and Free Cash Flow because they are key drivers of stockholder value we use to communicate with the investment community and are closely tracked by our investors in measuring our financial performance.

As we entered 2022, we expected that many of the COVID-19 challenges that we faced in 2021, such as supply chain, logistics and manufacturing slowdown, would continue through much of 2022. We also planned for a modest amount of raw material inflation that we began to see early in January and February before goals were finalized. To establish the performance goals and payout levels, the Committee considered these factors, as well as historical performance – including two consecutive years of record ongoing EBIT and Free Cash Flow in 2020 and 2021 – investor expectations, peer group performance, and the Company’s 2022 operating and financial plan. Target goals were consistent with external guidance provided to investors in January 2022.

The goals and ranges established by the Committee and actual 2022 performance are summarized in the table below:

Performance Measure	Weighting	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)	2022 Actual Result	Payout

Ongoing EBIT	50%	$1,780M	$2,380M	$2,880M	$1,360M	0%

Free Cash Flow	50%	$1,000M	$1,500M	$1,900M	$820M	0%

The Committee determined levels of achievement based on our financial results as follows:

•	Ongoing EBIT of $1,360 million was below the threshold goal of $1,780 million; and

•	$820 million was below the threshold goal of $1,000 million.

Whirlpool experienced significant business challenges in 2022 and an unusual combination of business cycles with significantly unprecedented levels of cost inflation and softer global demand, in addition to supply disruptions during the year. To mitigate these challenges, we successfully implemented cost-based price increases, delivering $1 billion of benefits and initiated a cost take out program that we expect to deliver $500 million of benefit in 2023.

In spite of these actions our ongoing EBIT and free cash flow results fell short of the expectations we set at the beginning of the year.

Based on performance results relative to the goals, the calculated payout of the Company Performance Factor was 0%. After consideration of business results, the Committee determined not to make any discretionary adjustments for supply chain, raw material inflation or other external challenges, and approved a final 2022 Company Performance Factor of 0% for NEO awards, consistent with the formulaic calculation.

The Committee determined the actual payout to each NEO by multiplying the NEO’s target award by the applicable Company Performance Factor and using judgment to assess the Individual Performance Factor. Refer to pages 32-34 for a description of individual performance factors considered for each NEO.

The Committee approved a one-time cash bonus for Mr. Brega’s accomplishments during 2022, including his results on our Digital Consumer Journey strategic imperative and Direct-to-Consumer initiatives in our Latin America Region, the successful opening of our new manufacturing facility in Argentina, and for strong business results in our LAR North Region despite significant business challenges. Mr. Brega’s bonus of BRL 800,000 ($155,684 using 12-month average exchange rates) represents 20% of his target short-term incentive award, consistent with the 20% payout received by most other short-term incentive participants in the Latin America Region.

Long-term Incentives

The Committee approves annual grants of long-term incentives (LTI) to focus executives on longer-term financial and strategic objectives, to align management’s interests with those of our stockholders, and to attract, retain, and motivate

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COMPENSATION DISCUSSION AND ANALYSIS

the executive talent that Whirlpool requires to maximize stockholder value. These LTI awards, which we commonly refer to as Strategic Excellence Program awards, or “SEP,” were made under the stockholder-approved 2018 Omnibus Stock and Incentive Plan.

The Committee, with the assistance of FW Cook, establishes the LTI target opportunity for each NEO after reviewing competitive market practices, the executive’s level of responsibility, individual performance, and ability to contribute to our long-term success.

LTI awards typically consist of a combination of PSUs and stock options, with 70% of SEP award value for NEOs granted in the form of PSUs, and the remaining 30% granted in the form of stock options.

Equity Award Grant Practices

Generally, the Committee grants annual equity awards to employees, including NEOs, on a single date at its regularly scheduled meeting in February. This meeting occurs after we release earnings for the prior fiscal year, which permits material information regarding our performance for the prior fiscal year to be evaluated by investors and the public before equity-based grants are made. The actual number of stock units are awarded based on the closing stock price on the date of grant. A Black-Scholes valuation methodology is used to determine the actual number of stock options awarded.

Performance Stock Units: PSUs are tied directly to our financial and strategic performance over a three-year performance period beginning each January 1. Each annual grant rewards the recipient for the achievement of specific long-term strategic goals designed to deliver long-term stockholder value. The performance measures and goals are established by the Committee based on our internal operating plan and expectations for the three-year performance period. These awards also promote executive retention since the executive must generally remain employed with Whirlpool through the end of the performance period in order to vest in the award.

Stock Options: Stock options generally vest over a three-year period in approximately equal annual installments and are exercisable over a ten-year term, promoting a focus on long-term stock value creation, as well as executive retention derived from continued vesting requirements. Stock options granted by the Committee have a one-year minimum vesting period.

2022 SEP Awards

For 2022, the Committee selected a three-year performance period for the achievement of performance goals, with the number of PSUs earned to be determined in February 2025 based on performance results for the period from 2022 through 2024. The Committee determined to increase Mr. Peters’ LTI target from 350% to 360% and Mr. Liotine’s target from 450% to 475% of salary based upon external market practice and internal equity, and established 2022 LTI target award levels and mix for the NEOs as follows:

Named Executive Officer	2022 SEP Target Award (3)			Percentage of 2022 SEP Target Award comprised by:
	(% of Salary)	($)		PSUs	Stock Options

Marc R. Bitzer	837%		11,000,000	70%	30%

James W. Peters	360%		3,060,000	70%	30%

Joseph T. Liotine	475%		4,156,250	70%	30%

Gilles Morel (1)	175%	EUR	1,225,000	70%	30%

João Brega (2)	125%	BRL	5,000,000	70%	30%

(1)	Mr. Morel’s SEP Target is noted in his home currency, Euros. Converting into U.S. Dollars results in a full-year target of $1,289,808, using 12-month average exchange rates for 2022.

(2)	Mr. Brega’s SEP Target is noted in his home currency, Brazilian Reals. Converting into U.S. Dollars results in a full-year target of $973,025, using 12-month average exchange rates for 2022.

(3)

Amounts reflect Target SEP Award. Grant value of SEP awards is dependent upon the number of PSUs and options granted and the grant date fair value of PSUs and stock options. Actual realizable value of award is dependent upon performance results relative to goals, our stock price at the end of the performance period, and our stock price when options are exercised.

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COMPENSATION DISCUSSION AND ANALYSIS

For the 2022-2024 performance period, the measures approved by the Committee for the PSUs are Cumulative Ongoing EPS and three-year average ROIC, each equally weighted at 50%. These measures were chosen because they represent important indicators of Company growth, profitability, and capital efficiency, which are key drivers of sustainable stockholder value creation.

These two measures, and the equal weighting of these measures, remained the same as those used for the 2021 grants of PSUs.

The Committee established that performance results meeting target goals will result in a payout equal to 100% of the target award, while stronger performance will result in increased award levels up to a maximum payout of 200% of the respective target award. Performance below target goals will result in a payout of less than 100%, and potentially 0%. The Committee established the performance goals for the PSUs to encourage strong, focused performance. In establishing the goals, the Committee considered the economic and market conditions at the time of grant, the Company’s long-range goals and recent actual performance results, the expectations of investors for future performance, and other factors. The full extent of the impact of COVID-19, supply chain challenges, and raw material inflation on our financial results for the 2020-2022 and the 2021-2023 performance periods were not known at the time the goals were approved by the Committee. However, the Committee has not made any adjustments to the performance goals for any performance period for COVID-19 or any other reason. The target goals were designed to be challenging but with a reasonable probability of achievement, while performance goals resulting in maximum payouts were designed to be aggressive, stretch goals.

Performance-based Award Payouts for the 2020-2022 Performance Period

For PSUs granted in 2020 (with a 2020-2022 performance period), performance goals were Cumulative Ongoing EPS (50% weighting) and three-year average ROIC (50% weighting). The Committee established a payout range from 0% to 200% for performance relative to each of these measures. These metrics were selected because they represent important measures of profitability, growth, and capital efficiency, which are key drivers of sustainable stockholder value creation.

*

For purposes of the Company Performance Factor, the Cumulative Ongoing EPS metric was based on GAAP EPS excluding restructuring expenses; legacy product warranty and liability expense; certain sale-leaseback, real estate and receivable adjustments; a recovery related to a product corrective action; a reserve release related to a final purchase price adjustment for our Embraco divestiture; a gain on sale for our Whirlpool China partial divestiture; a loss on sale for our Turkey subsidiary; a gain on equity interest related to our purchase of an additional stake in Elica PB India; an accrual release for our EMEA washer corrective action; impairment of EMEA goodwill and other intangibles; a loss on sale related to our Russia divestiture and held for sale treatment for our EMEA contribution agreement; a loss related to offshore subsidiary liquidation; impairment of certain LAR intangibles; M&A transaction costs; and normalized tax rate adjustments and share adjustments. We define ROIC as ongoing EBIT (with the same exclusions as

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COMPENSATION DISCUSSION AND ANALYSIS

Cumulative Ongoing EPS) after taxes divided by total invested capital, defined as total assets minus non-interest bearing current liabilities (NIBCLs). NIBCLs is defined as current liabilities less current maturities of long-term debt and notes payable. For 2020-2022, total assets excludes goodwill and intangible assets associated with the acquisition of InSinkErator, which closed in October 2022. The ROIC calculation utilizes a constant 24% tax rate each year for consistency across the three-year period. Both metrics do not include recast amounts for 2020 reflecting the impact of the Company’s change in accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out (LIFO) basis to a first-in, first-out (FIFO) basis, effective January 1, 2021.

The goals and ranges established by the Committee and actual 2020-2022 performance are summarized in the table below:

		Performance Goals (Payout % Target)

Performance Measure	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	2020-2022 Actual	Payout

Cumulative Ongoing EPS (1)	50%	$43.00	$51.00	$59.00	$64.78	200%

3-year Average ROIC (2)	50%	8.0%	10.0%	12.0%	11.9%	195%

(1)	Ongoing EPS for the 2020, 2021, and 2022 fiscal years were $18.55, $26.59, and $19.64, respectively. No discretionary adjustments were made to reflect the impact of COVID-19 or other factors.

(2)

ROIC for 2020, 2021, and 2022 was 10.9%, 15.0%, and 9.8% respectively, resulting in a three-year average of 11.9% for the period. When setting financial goals and evaluating actual results, the Committee determined that the target financial objectives would exclude certain items which were not considered when establishing performance goals, including the assets associated with InSinkErator which we acquired in October 2022 (see additional examples in footnote above).

Over the three-year performance period, Whirlpool delivered two years of record results and a third year, 2022, in which we also delivered strong Ongoing EPS results. We took decisive actions to overcome significant challenges, including those associated with COVID-19 and continuing supply chain disruptions as described earlier. We successfully implemented cost-based price increases and global fixed cost reduction initiatives to overcome significant raw material, supply chain and currency headwinds. Additionally, we took a number of strategic actions to focus our business portfolio, including the divestiture of our majority interest in Whirlpool China, sale of our businesses in Russia and Turkey, acquisition of InSinkErator, the exit of under-performing businesses in certain countries, and a strategic review of our business in EMEA, which resulted in our entry into an agreement to contribute our major domestic appliance business in Europe to a newly formed entity with Arcelik.

The calculated payout based on actual results relative to the pre-established goals was 198%. The Committee determined not to make any discretionary adjustment for COVID-19 or any other factors and approved a payout of 198% of target.

One-time Recognition Awards

The Committee periodically grants additional “off-cycle” equity awards to key employees, including NEOs, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements. No off-cycle equity awards were granted to NEOs in 2022.

Strategic Retention Award to Mr. Morel

In conjunction with the release of Q1 2022 earnings, the Company announced the initiation of a strategic review of the EMEA business. Alternatives under consideration included continuation of business operations, reorganization, or a potential sale of all or a portion of our EMEA business. To maintain continuity of leadership through the strategic review, in its August 2022 meeting, the Committee approved a Strategic Retention Award for Mr. Morel in the amount of EUR 3,000,000. 35% of this award will be paid upon the successful closing of any transaction, and 65% will be paid on June 30, 2024. The retention award will be forfeited upon voluntary resignation, or if a transaction does not close by June 30, 2024.

On January 17, 2023, Whirlpool announced that the strategic review was complete, and that the Company had entered into a definitive agreement with Arcelik to contribute Whirlpool’s European major domestic appliance business to a newly formed entity controlled by Arcelik.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Assessment and Resulting Awards

Marc R. Bitzer Chairman and CEO
CEO Actual Pay Mix

Mr. Bitzer’s total pay in 2022 was $11,691,353. This value is based on his (a) actual base salary, (b) actual short-term incentive earned for 2022 (none), and (c) the grant date fair value of 2022 equity awards.

Compensation Element	Value	Rationale

Salary	$1,315,000	Mr. Bitzer received no increase in his salary for 2022.

Short-term incentive	$0 0% Company Performance Factor

Mr. Bitzer served as Whirlpool Corporation’s Chairman of the Board and CEO during 2022. His 2022 achievements included:

• Led Whirlpool through significant business challenges, including supply chain disruptions via alternative sourcing and logistics solutions; effectively executing cost-based price increases to help offset the effects of raw material inflation; and providing overall transparency in employee communications to maintain organizational agility;

• Delivered solid ongoing EPS of $19.64 and $820 million in free cash flow for 2022;

• Led continued progress on ESG initiatives, including achievement of Zero Waste to Landfill, net zero advancements and diversity and inclusion priorities;

• Invested over 145 hours on formal leadership development programming, including Vice President and Senior Director leadership immersion, and 1-on-1 meetings with all Vice Presidents and “FutureGen” leader talent; and

• Continued to optimize our overall business portfolio through divestiture of our business in Russia, initiation (and conclusion in January 2023) of the strategic review of our EMEA business, and effective execution of our acquisition of InSinkErator from Emerson.

Using a Company Performance Factor of 0%, the Committee determined that Mr. Bitzer’s resulting 2022 short-term incentive award was $0.

Long-term incentive	$10,376,353	Represents the grant date fair value of the target award, with 30% of the target value delivered in stock options and 70% delivered in PSUs, with a 2022-2024 performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers

The CEO’s recommendations for Messrs. Peters, Liotine, Morel, and Brega were based on Company performance and his review of individual performance. The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs, and the resulting awards under the short-term incentive program.

James W. Peters, Executive Vice President and Chief Financial Officer and President, Whirlpool Asia

Mr. Peters is responsible for developing and implementing financial and accounting plans and maintaining positive relationships with investors, financial institutions, and regulators, as well as overall responsibility for Strategy/M&A and the Asia region. His 2022 achievements included:

• Assumed leadership of our Asia region upon the retirement of our prior President, Whirlpool Asia, and delivered solid results, particularly in Southeast Asia;

• Played a key role in teaching our leadership immersion program to senior leaders of the Company;

• Delivered strong ongoing earnings per share of $19.64 and $820 million free cash flow;

• Oversaw $1.3 billion in capital returned to shareholders via dividends and share repurchases, including the 10th consecutive year of dividend growth; and

• Continued to optimize our business portfolio through sale of the Russia business, acquisition of InSinkErator and strategic review of EMEA business (concluding with a signed contribution agreement in January 2023).

Using a Company Performance Factor of 0%, the Committee determined that Mr. Peters’ resulting short-term incentive award for 2022 performance was $0.

Joseph T. Liotine, President and Chief Operating Officer

Mr. Liotine was President and COO during 2022, and was responsible for business operations globally. His 2022 achievements included:

• Assumed leadership of day-to-day operations for North America, including managing cost-based price increases to offset significant inflation alongside global disruptions and constraints across the supply chain;

• Led Global Information Services (GIS), including comprehensive review of Cybersecurity practices and improvement initiatives; and

• Co-led Steering Committee for Company’s Racial Equality and Fairness Pledge and delivered Executive Sponsorship for FOCUS (African-American Employee Resource Group).

Using a Company Performance Factor of 0%, the Committee determined that Mr. Liotine’s resulting short-term incentive award for 2022 performance was $0.

Gilles Morel, Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

Mr. Morel leads our operations in EMEA. His 2022 achievements included:

• Supported the strategic review of Whirlpool’s EMEA business;

• Achieved substantial growth in EMEA’s Digital and Direct-to-consumer channel; and

• Executed fixed cost actions to address supply chain challenges and raw material inflation.

Using a Company Performance Factor of 0%, the Committee determined that Mr. Morel’s resulting short-term incentive award for 2022 performance was EUR 0 ($0 using 12-month average exchange rates for 2022).

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COMPENSATION DISCUSSION AND ANALYSIS

João C. Brega, Executive Vice President and President, Whirlpool Latin America Region (LAR)

Mr. Brega leads our operations in LAR. His 2022 achievements included:

• Delivered strong results in the LAR region, especially in LAR North;

• Successfully opened a new manufacturing facility in Argentina – on time and on budget – greatly expanding capacity to deliver product throughout the region, and improving our production flexibility; and

• Facilitated effective succession planning and leadership development in connection with his impending transition of leadership responsibilities for LAR in 2023;

Using a Company Performance Factor of 0%, the Committee determined that Mr. Brega’s resulting short-term incentive award for 2022 performance was BRL 0 ($0 using 12-month average exchange rates for 2022). In light of Mr Brega’s achievements in 2022, the Committee determined to award him a one-time cash bonus of BRL 800,000 ($155,684 using 12-month average exchange rates for 2022) – in light of LAR’s performance despite the challenges faced.

OTHER ELEMENTS OF COMPENSATION

Benefits and Perquisites

We provide competitive perquisites to executives, including limited personal use of Whirlpool-owned and leased property, product exchanges and discounts, home security systems, relocation assistance, and comprehensive executive health evaluations. These perquisites are designed to support a market-based competitive total compensation package, which allows us to attract and retain key talent and enhances the productivity of our management team by enabling them to focus their efforts on Whirlpool business. Mr. Morel and Mr. Brega are eligible for a Company car and driver, consistent with market practice in EMEA and LAR, respectively.

Beginning in 2020, we discontinued Company-paid financial planning, tax preparation, and estate planning services for executive officers.

For purposes of personal security, productivity, and immediate availability, Mr. Bitzer was entitled to the Company aircraft for personal use in 2022. The Chief Financial Officer and Chief Operating Officer may be granted limited personal use of the aircraft with the permission of the CEO. The value of this benefit is treated as taxable income, and the executive is responsible for all associated taxes. Under an aircraft timeshare arrangement, Mr. Bitzer reimburses Whirlpool for personal use flights, beginning with the first personal use flight after personal use cost exceeds $150,000 in one year, excluding the cost of attendance at outside board meetings. For 2023, in consideration of aviation fuel costs and other inflationary increases, the Committee increased this limit to $200,000.

Retirement

NEOs are eligible for retirement benefits designed to provide, in total, a market-competitive level of income replacement upon retirement through a combination of qualified and non-qualified plans. These plans are designed to attract and retain high-quality executives by providing market-competitive benefit levels, and also support our leadership development objectives by providing senior executives with an opportunity to accumulate sufficient resources to retire from Whirlpool at appropriate times, thereby enabling an orderly succession of talent throughout the organization.

We periodically assess retirement benefits for our senior leaders, including each of the U.S.-based NEOs, against data provided to the Willis Towers Watson Employee Benefits Information Center (Willis Towers Watson) by other U.S. companies that provide survey data on executive benefits. We periodically review with Willis Towers Watson comparisons of data obtained from 54 companies with revenue between $10 billion and $45 billion. Accordingly, this survey tool includes data on a much broader base of companies than those included in the executive compensation comparator group.

This review is an important factor used in determining the median retirement income replacement ratio among similarly situated executives at such companies and in setting the target amount of total retirement benefits for our U.S.-based NEOs. As a result of the current mix of our retirement plans, we believe that total retirement benefits for the U.S.-based NEOs are currently at a competitive level when compared to the other companies in the survey.

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COMPENSATION DISCUSSION AND ANALYSIS

iii. Policies and Practices

STOCK OWNERSHIP GUIDELINES

The Committee has established robust stock ownership guidelines. Our guidelines are designed to ensure that our NEOs and other senior leaders have a significant stake in our long-term success and further help to align the interests of executives with those of our stockholders. These ownership guidelines consider our use of long-term equity incentives as well as a review of competitive market practices. The guidelines are expressed as multiples of base salary and vary based on an individual’s level in the organization. Ownership guidelines are as follows:

Position / Level	Ownership Guideline

Chairman and Chief Executive Officer	7 x salary

Chief Financial Officer, Chief Operating Officer and Regional Presidents	5 x salary

Other Executive Committee Members	4 x salary

The guidelines require each executive to achieve their respective level of stock ownership within five years of their hire date or date of most recent promotion. For compliance with these guidelines, stock ownership includes shares purchased on the open market, shares owned jointly with spouses and children, shares held in the Whirlpool 401(k) Retirement Plan, shares obtained through stock option exercises, and shares owned outright (including those in which the executive has deferred distribution). Unvested RSUs, unexercised stock options, and unvested PSUs are not included for purposes of determining compliance with the guidelines.

The Committee annually reviews the progress of each NEO toward achieving the applicable level of ownership. During the Committee’s most recent annual review of executive stock ownership in October 2022, each NEO met his applicable stock ownership guideline, or was on track to meet the guideline within the five-year accumulation period.

COMPENSATION RECOVERY POLICY (CLAWBACK)

The short-term incentive and omnibus stock and incentive plans include “clawback” provisions under which the repayment of awards may be required under certain circumstances. Under these plans, the Committee may require repayment of an award if the participant is terminated or otherwise leaves employment with Whirlpool within two years following the vesting date of the award and such termination of employment is in any way connected with any misconduct or violation of Whirlpool policy. The plans also contain provisions that allow the Committee to subject awards to the potential clawback of granted cash and equity in the event of a material financial restatement. Moreover, these plans provide that the Committee may require repayment of awards if a participant becomes employed with a competitor within the two-year period following termination of employment, or for any other reason considered by the Committee, in its sole discretion, to be detrimental to Whirlpool or its interests. Whirlpool will continue to monitor its clawback policy to ensure that it is consistent with applicable laws and will review and modify the policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

HEDGING AND PLEDGING

The Whirlpool Corporation Insider Trading Policy prohibits:

•	Hedging (or any transaction with similar effect) by any employee or director.

•	Pledging or trading on margin (or any transaction with similar effect) by any executive officer or director.

NON-COMPETITION / NON-SOLICITATION AGREEMENTS

We maintain non-competition and non-solicitation agreements with senior leaders, including each of our U.S.-based NEOs, to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards.

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COMPENSATION DISCUSSION AND ANALYSIS

POST-EMPLOYMENT PROVISIONS

Our U.S.-based NEOs are eligible to receive benefits under a severance policy generally available to U.S. salaried employees. We have also entered into Compensation Benefits and Assurance Agreements with each NEO, which provide benefits in the event of a qualifying termination following a change in control of Whirlpool. These agreements are intended to ensure that our NEOs are not deterred from exploring strategic opportunities that will result in maximum value for stockholders, including actions that may result in a change in their position or standing within Whirlpool, and to promote orderly succession of talent and support our overall attraction and retention objectives. These agreements align our change-in-control severance program with current best practices in this area by imposing a “double-trigger” requirement under which benefits under these agreements are triggered only upon the occurrence of both a change-in-control event and the termination of the employment relationship by Whirlpool without cause or by the executive for good reason. The agreements do not provide “golden parachute” excise tax gross-ups.

EMPLOYMENT CONTRACTS

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. Consistent with local practice, we have employment contracts in place with Mr. Morel and Mr. Brega. We do not have employment contracts in place with any of the other NEOs.

iv. How Compensation Decisions Are Made

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee has overall responsibility for Whirlpool Corporation’s executive compensation programs. In February of each year, the Committee:

•

Reviews Company performance and individual executive performance for the prior year and approves payouts under our short-term incentive plan for all Executive Committee members, including our CEO and other NEOs.

•	Reviews performance results for the prior performance period and approves payouts for our long-term incentive plan.

•	Establishes the performance measures, performance goals and payout levels for awards under our short-term and long-term incentive plans for the upcoming performance periods.

•	Considers and determines the principal elements and target compensation for each NEO, including our CEO.

At its other meetings throughout the year, the Committee also:

•	Evaluates the overall effectiveness of our compensation philosophy and programs in supporting our business strategy and human resources objectives.

•	Reviews and approves the Comparator Group used to understand competitive market practices.

•	Reviews management’s recommendations regarding hiring, promotion, retention, severance, and compensation for individual executives.

To determine target pay levels, the Committee relies on external competitive market data, internal equity among the executives, individual performance and contributions, and guidance from its independent compensation consultant, FW Cook. To determine the payout of incentive awards, the Committee considers Company performance and management’s assessment of individual performance. While the Committee requests and considers advice and recommendations from its consultant and from management, ultimately the Committee decides these matters in its sole discretion.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee engages an independent compensation consultant to advise on our executive compensation programs and practices. The Committee has the sole authority and responsibility to select, retain, and terminate any consulting firm assisting in the evaluation of executive compensation, and to approve the compensation consultant’s fees and terms

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of engagement. The Committee continued to retain FW Cook in 2022 as its independent compensation consultant because of its extensive expertise and its independence from any other business relationship with Whirlpool.

FW Cook did not perform any services for Whirlpool in 2022 other than those requested by the Committee related to executive compensation and compensation for our Board of Directors. In 2022, FW Cook assisted with and advised the Committee on a variety of ongoing items, including review of materials prepared by management in advance of Committee meetings; review of public disclosures (including this CD&A and the accompanying tables and footnotes, and our 2023 Omnibus Stock and Incentive Plan); review of the Comparator Group, CEO compensation analysis and advice to the Committee on typical market practices; and, in relation to the Comparator Group, emerging trends and best practices.

In evaluating the independence of FW Cook, the Committee considered the independence factors enumerated under SEC and NYSE rules, including the fact that FW Cook does not provide any other services to Whirlpool, the level of fees received from Whirlpool as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether FW Cook or the individual FW Cook advisors to the Committee own any Whirlpool stock or have any business or personal relationships with members of the Committee, our executive officers, or our Board of Directors.

ROLE OF MANAGEMENT

Each year, the CEO and Chief Human Resources Officer make recommendations to the Committee regarding the design of the compensation and benefit programs for all executive officers. In addition, the CEO makes recommendations with respect to base salary, target short-term incentive compensation, target long-term incentive compensation, and total compensation levels for the NEOs other than himself, based on his assessment of individual performance and contributions to Whirlpool. The CEO and Chief Human Resources Officer recommend the performance measures and the performance goals for the short-term incentive and long-term incentive programs for adoption by the Committee. The Committee has authority to adopt or modify these metrics in its sole discretion. In addition, the CEO assesses the individual performance of the other NEOs to assist the Committee in making determinations regarding incentive program award payouts.

Human Resources Committee Report

The Human Resources Committee of the Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Whirlpool Corporation’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022.

HUMAN RESOURCES COMMITTEE

Greg Creed, Chair	Gerri T. Elliott

Samuel R. Allen	James M. Loree

Diane M. Dietz	Harish Manwani

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	37

2022 EXECUTIVE COMPENSATION TABLES

2022 Executive Compensation Tables

2022 SUMMARY COMPENSATION TABLE

The following table presents compensation information for our NEOs during fiscal years 2022, 2021 and 2020. The table may not reflect the actual compensation received by any NEO for the periods indicated. For example, amounts recorded in the Stock Awards and Option Awards columns reflect the grant date fair value of the awards at the grant date and the targeted compensation for certain performance-based equity awards. The actual value of compensation realized by a NEO may vary from the amount reported below due to Company performance relative to pre-established incentive award criteria, the stock price on award distribution dates, and, in the case of stock options, differences between the stock price on the grant date and the stock price at exercise. As a second example, the amounts reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column represent an actuarial present value which may significantly increase or decrease reportable compensation in any given year depending on interest rates and other external factors.

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)

Marc R. Bitzer Chairman and Chief Executive Officer	2022	1,315,000	—	7,076,393	3,299,960	0	0	248,680	11,940,033
	2021	1,315,000	—	6,801,705	3,149,966	4,208,000	3,070,010	207,220	18,751,901
	2020	1,255,208	—	6,428,294	3,029,689	4,208,000	1,957,677	172,541	17,051,409

James W. Peters Executive Vice President and Chief Financial Officer and President, Whirlpool Asia	2022	841,667	—	1,968,546	917,967	0	0	139,965	3,868,145
	2021	786,667	—	3,663,951	839,984	1,600,000	1,340,990	100,228	8,331,820
	2020	683,333	—	1,603,892	755,909	1,440,000	841,200	65,265	5,389,599

Joseph T. Liotine President and Chief Operating Officer	2022	870,833	—	2,673,637	1,246,868	0	0	150,344	4,941,682
	2021	808,333	—	1,813,751	839,984	1,870,000	1,442,062	95,556	6,869,686
	2020	712,917	—	1,670,715	787,417	2,105,313	841,317	60,738	6,178,417

Gilles Morel Executive Vice President and President, EMEA (1)	2022	732,983	—	890,851	415,445	0	—	128,193	2,167,472
	2021	793,420	—	927,875	429,693	1,557,237	—	152,069	3,860,294
	2020	708,436	—	560,456	264,146	1,204,340	—	188,940	2,926,318

João C. Brega Executive Vice President and President, Whirlpool Latin America (2)	2022	770,935	155,684	616,729	287,649	0	—	244,671	2,075,668
	2021	670,165	—	565,606	261,938	1,389,841	—	219,017	3,106,567
	2020	533,392	—	531,817	250,651	1,118,876	—	174,418	2,609,154

(1)	Compensation amounts for Mr. Morel paid in Euros have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year.

(2)	Compensation amounts for Mr. Brega paid in Brazilian Reals have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year.

(3)	Please see page 28 for additional information on Mr. Brega’s 2022 bonus.

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2022 EXECUTIVE COMPENSATION TABLES

(4)

Reflects grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used to account for these awards. The annual grant of PSUs has a potential payout ranging from 0% to 200% of the target amount. The grant date fair values of the maximum possible payout with respect to the 2022 PSU awards are as follows:

Name	2022 ($)

Marc R. Bitzer	14,152,785

James W. Peters	3,937,092

Joseph T. Liotine	5,347,274

Gilles Morel	1,781,702

João C. Brega	1,233,458

For the actual number of PSUs earned for the 2020-2022 performance period as well as target awards for the 2021-2023 and 2022-2024 performance periods, see the “2022 Outstanding Equity Awards at Fiscal Year-End” table.

(5)

Reflects the grant date fair value of stock option awards. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used in calculating these values.

(6)	Represents the cash incentive awards earned in 2022 under our short-term incentive program.

(7)

Reflects the change in actuarial present value of these benefits from December 31, 2021 to December 31, 2022. See the “2022 Pension Benefits” table for the actuarial present value of these benefits. None of our NEOs received above-market earnings on their non-qualified deferred compensation accounts. For 2022, the change in pension value was negative for Messrs. Bitzer (-$2,516,138), Peters (-$1,375,559) and Liotine (-$1,491,856).

(8)	The following table presents an itemized account of the amounts shown in the “All Other Compensation” column for each NEO in 2022:

Name	Personal Use of Whirlpool Aircraft (a) ($)	Other Perquisites (b) ($)	Defined Contribution Plan Contributions (c) ($)	Transportation Allowance (d) ($)	Insurance Premiums (e) ($)	Total ($)

Marc R. Bitzer	156,466	164	92,050	—	—	248,680

James W. Peters	79,408	1,640	58,917	—	—	139,965

Joseph T. Liotine	85,886	3,500	60,958	—	—	150,344

Gilles Morel	—	3,245	86,330	12,126	26,492	128,193

João C. Brega	—	21,697	127,490	39,900	55,584	244,671

(a)

Our reported cost for personal use of Whirlpool aircraft is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs are based on the actual average cost of fuel and industry standard rates for aircraft maintenance, landing and ramp fees, crew expenses, and supplies or catering. On certain occasions, a spouse, family member, or guest may accompany one of our NEOs on a flight. No additional operating cost is incurred in such situations under the foregoing methodology. We do not pay our NEOs any amounts in connection with taxes on income imputed to them for personal use of our aircraft. The amount shown in the table for Mr. Bitzer includes $6,466 in costs associated with attendance at outside Board meetings.

(b)

Includes the incremental cost to Whirlpool of: Whirlpool products offered at discounted prices; personal use of property that we own or lease primarily for business purposes; comprehensive health evaluations; and for Mr. Brega, career services.

(c)

Represents Company contributions to the 401(k) Retirement Plan and the 401(k) Restoration Plan for Messrs. Bitzer, Peters, and Liotine. For Mr. Morel this amount represents Company contributions to the mandatory pension scheme in Italy. The amount for Mr. Brega consists of Whirlpool contributions to a defined contribution plan account maintained in Brazil.

(d)

For Mr. Morel, this amount includes the cost of the Company-provided car lease and fuel, consistent with typical market practices for executives in Italy. For Mr. Brega, this amount includes the cost of a car and driver consistent with typical market practice for executives in Brazil.

(e)

Represents Company payments to provide life, health, and accident insurance programs to Mr. Morel, consistent with those programs customarily provided to executive-level employees of companies in Italy. For Mr. Brega, this amount represents payments to provide life and health insurance programs consistent with those programs customarily provided to executive-level employees of companies in Brazil.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	39

2022 EXECUTIVE COMPENSATION TABLES

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the 2022 Summary Compensation Table. In February 2022, we granted short-term cash incentives to our NEOs under PEP, and long-term incentives consisting of PSUs and non-qualified stock options under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan. Information regarding the treatment of these awards upon a qualifying termination, including following a change in control, is set forth below and under the “2022 Potential Post-Termination Payments” section later in the proxy statement.

The Committee established both target and maximum award levels of PSUs with actual awards to be determined based on the achievement of specified performance objectives over a three-year performance period (2022-2024). Upon completion of the performance period, the Committee will approve award amounts in February 2025, determining the number of PSUs earned based on the level of achievement of the performance objectives. These PSU awards are scheduled to vest on March 1, 2025.

Generally, an executive must be employed by Whirlpool on the last day of the performance period in order to earn the short-term incentive award and be employed by Whirlpool on the vesting date in order to earn the PSU awards. However, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the PSU award, once the final award amount is determined by the Committee after the end of the performance period.

With respect to PSU awards, if an NEO dies or becomes disabled during the performance period, the award payout determined by the Committee at the end of the performance period is prorated based on the number of months of service completed over the three-year performance period.

Stock option grants are issued with an exercise price equal to the closing price of Whirlpool common stock as reported on the NYSE on the award date. The option term is ten years and options vest in three substantially equal annual installments, subject to the NEO’s continued employment through the applicable vesting date. If the NEO dies or becomes disabled, the stock options immediately vest and expire three years from the date of the event or the original expiration date (whichever occurs first), provided that vested options may not be exercised earlier than the first anniversary of grant. If the NEO retires, the stock options immediately vest and expire five years from the retirement date or the original expiration date (whichever occurs first). Options cannot be exercised before the first anniversary of the grant.

40	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Price of Underlying Options (#)	Exercise or Base Stock and Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc R. Bitzer

PEP (2)	—	0	2,104,000	4,208,000	—	—	—	—	—	—	—

PSUs (3)	2/14/2022	—	—	—	0	39,161	78,322	—	—	—	7,076,393

Stock Options (4)	2/14/2022	—	—	—	—	—	—	—	62,076	196.62	3,299,960

James W. Peters

PEP (2)	—	0	956,890	1,913,781	—	—	—	—	—	—	—

PSUs (3)	2/14/2022	—	—	—	0	10,894	21,788	—	—	—	1,968,546

Stock Options (4)	2/14/2022	—	—	—	—	—	—	—	17,268	196.62	917,967

Joseph T. Liotine

PEP (2)	—	0	1,137,500	2,275,000	—	—	—	—	—	—	—

PSUs (3)	2/14/2022	—	—	—	0	14,796	29,592	—	—	—	2,673,637

Stock Options (4)	2/14/2022	—	—	—	—	—	—	—	23,455	196.62	1,246,868

Gilles Morel

PEP (2)	—	0	737,033	1,474,066	—	—	—	—	—	—	—

Strategic Retention Award (5)	—	0	3,158,713	—	—	—	—	—	—	—	—

PSUs (3)	2/14/2022	—	—	—	0	4,930	9,860	—	—	—	890,851

Stock Options (4)	2/14/2022	—	—	—	—	—	—	—	7,815	196.62	415,445

João C. Brega

PEP (2)	—	0	778,420	1,556,839	—	—	—	—	—	—	—

PSUs (3)	2/14/2022	—	—	—	0	3,413	6,826	—	—	—	616,729

Stock Options (4)	2/14/2022	—	—	—	—	—	—	—	5,411	196.62	287,649

(1)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the grant date fair value at the award date based upon the probable outcome of the performance conditions. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards.

(2)

Represents threshold, target and maximum potential payouts of short-term incentive awards for 2022 under PEP. See the column captioned “Non-Equity Incentive Plan Compensation” in the 2022 Summary Compensation Table for the actual payout amounts for 2022.

(3)

Represents PSU grants made in 2022 for the 2022-2024 performance period. Final award determination will be made in February 2025 by the Committee based on actual performance during the performance period. The awards will vest on March 1, 2025, subject to the NEO’s continued employment through the vesting date.

(4)

These stock options were granted as part of the Whirlpool long-term incentive program and vest over a three-year term in substantially equal annual installments on March 1 of each year, subject to the NEO’s continued employment through the applicable vesting date.

(5)

In August 2022, the Committee approved a Strategic Retention Award for Mr. Morel in conjunction with the EMEA strategic review. 35% of this award will be paid upon the successful closing of any transaction related to EMEA, and 65% will be paid on June 30, 2024. The retention award will be forfeited upon voluntary resignation, or if a transaction does not close by June 30, 2024. There is no opportunity above target. The value of the award has been converted to U.S. Dollars using a monthly average currency conversion rate. See page 31 of the CD&A for additional information.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	41

2022 EXECUTIVE COMPENSATION TABLES

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below lists outstanding equity grants for each NEO as of December 31, 2022. The table includes outstanding equity grants from past years, as well as 2022.

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Marc R. Bitzer

Stock Options

2015	22,345	—		213.23	2/16/2025

2017	47,694	—		177.19	2/20/2027

2018	3,707	—		172.70	2/19/2028

2019	32,400	—		139.36	2/18/2029

2020	34,198	34,198		152.16	2/17/2030

2021	20,023	40,045		199.93	2/15/2031

2022	—	62,076		196.62	2/14/2032

PSUs

2020						91,998	(3)	13,014,037

2021									36,762	(4)	5,200,353

2022									39,161	(5)	5,539,715

RSUs						22,533	(6)	3,187,457

James W. Peters

Stock Options

2015	1,536	—		213.23	2/16/2025

2017	17,033	—		177.19	2/20/2027

2019	7,296	—		139.36	2/18/2029

2020	8,532	8,532		152.16	2/17/2030

2021	5,339	10,679		199.93	2/15/2031

2022	—	17,268		196.62	2/14/2032

PSUs

2020						22,954	(3)	3,247,073

2021									9,803	(4)	1,386,732

2021									10,000	(7)	1,414,600

2022									10,894	(5)	1,541,065

42	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Joseph T. Liotine

Stock Options

2015	4,335	—		213.23	2/16/2025

2018	3,496	—		172.70	2/19/2028

2019	16,622	—		139.36	2/18/2029

2020	17,777	8,888		152.16	2/17/2030

2021	5,339	10,679		199.93	2/15/2031

2022	—	23,455		196.62	2/14/2032

PSUs

2020						23,910	(3)	3,382,309

2021									9,803	(4)	1,386,732

2022									14,796	(5)	2,093,042

Gilles Morel

Stock Options

2019	2,103	—		134.47	4/1/2029

2020	2,981	2,981		152.16	2/17/2030

2021	2,731	5,463		199.93	2/15/2031

2022	—	7,815		196.62	2/14/2032

PSUs

2020						8,021	(3)	1,134,509

2021									5,015	(4)	709,422

2022									4,930	(5)	697,398

João C. Brega

Stock Options

2015	3,048	—		213.23	2/16/2025

2017	4,755	—		177.19	2/20/2027

2018	5,523	—		172.70	2/19/2028

2019	6,578	—		139.36	2/18/2029

2020	5,659	2,829		152.16	2/17/2030

2021	1,665	3,330		199.93	2/15/2031

2022	—	5,411		196.62	2/14/2032

PSUs

2019						15,000	(8)	2,121,900

2020						7,611	(3)	1,076,652

2021									3,057	(4)	432,443

2022									3,413	(5)	482,803

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	43

2022 EXECUTIVE COMPENSATION TABLES

(1)

These awards represent grants from 2020, 2021, and 2022. Beginning in 2019, all awards granted in February vest on March 1 immediately following the first, second and third anniversaries of the grant date. As of the last day of our 2022 fiscal year, (i) the awards granted in 2020 have one vesting date remaining: March 1, 2023; (ii) the awards granted in 2021 have two vesting dates remaining: March 1, 2023 and March 1, 2024, and (iii) the awards granted in 2022 have three vesting dates remaining: March 1, 2023, March 1, 2024, and March 1, 2025.

(2)

Represents unvested RSUs or PSUs multiplied by the closing price of our common stock ($141.46) on December 30, 2022, the last trading day of the year. The ultimate value of the awards will depend on the value of our common stock on the actual vesting date, and in the case of PSUs, the extent to which the performance objectives are achieved.

(3)

Represents earned but unvested PSUs granted in 2020 with a performance period from 2020-2022. Share amounts were determined on February 20, 2023, and vested on March 1, 2023. The value of the PSU awards vesting on March 1, 2023 are as follows: Mr. Bitzer, $12,564,167; Mr. Peters, $3,134,828; Mr. Liotine, $3,265,389; Mr. Morel, $1,095,291; and Mr. Brega, $1,039,434.

(4)

Represents PSUs granted in 2021, with a performance period of 2021-2023, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(5)

Represents PSUs granted in 2022, with a performance period of 2022-2024, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(6)

For Mr. Bitzer, represents RSUs that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution.

(7)

For Mr. Peters, represents PSUs granted February 2021 that will vest and be distributed in shares of common stock on August 1, 2024, subject to achievement of a cumulative ongoing EBIT goal for the 2021-2023 performance period, and his continued employment through the applicable vesting date.

(8)

For Mr. Brega, represents 15,000 PSUs that will vest and be distributed in shares of common stock on March 1, 2023. On February 14, 2022, the Committee determined that the performance goals associated with the PSUs had been achieved, and that the award will vest subject to Mr. Brega’s continued employment through the vesting date.

44	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

2022 OPTION EXERCISES AND STOCK VESTED

The table below summarizes the value received from option exercises in 2022, and the value of PSUs and RSUs that vested in 2022.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Marc R. Bitzer	—	—	91,008	$18,313,540

James W. Peters	—	—	20,492	$4,123,605

Joseph T. Liotine	—	—	30,844	$6,231,563

Gilles Morel	—	—	8,518	$1,646,416

João C. Brega	—	—	16,738	$3,393,013

(1)	Reflects gross number of shares (before reduction for tax withholding) vesting of PSU and RSU awards as shown in the table below.

(2)

The dollar value realized represents the pre-tax value received by each NEO upon the vesting of the RSU awards. The value realized is based on the closing stock price of Whirlpool stock on the NYSE on the vesting date.

	Payout of 2019-2021 PSU Awards	RSU Awards	Total Shares Vested

Marc R. Bitzer	91,008	—	91,008

James W. Peters	20,492	—	20,492

Joseph T. Liotine	23,344	7,500	30,844

Gilles Morel	5,518	3,000	8,518

João C. Brega	9,238	7,500	16,738

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	45

2022 EXECUTIVE COMPENSATION TABLES

2022 PENSION BENEFITS

Defined Benefit Plans

Messrs. Peters and Liotine accrued benefits under the Whirlpool Employees Pension Plan, through December 31, 2006, when plan benefits were frozen. Effective January 1, 2018, the Whirlpool Employees Pension Plan and the four other qualified pension plans historically maintained by Whirlpool were consolidated into two new pension plans. Accrued benefits for Messrs. Peters and Liotine were transferred to the Whirlpool Tammy Employees Pension Plan (WTEPP) in conjunction with the plan consolidation (The other pension plan established as of January 1, 2018 was subsequently merged into the WTEPP effective December 31, 2022, such that the WTEPP is now Whirlpool’s sole qualified pension plan). Messrs. Bitzer, Peters, and Liotine participate in the Supplemental Executive Retirement Plan (SERP). These plans provide a defined benefit upon retirement relative to salary and annual cash incentives earned during the employment period. The table presented in this section describes the estimated actuarial present value of accrued pension benefits through the end of our 2022 fiscal year for each of the NEOs listed in the table. The number of years of service credited to each NEO equals the NEO’s length of eligible service with Whirlpool. Whirlpool currently has a policy that prohibits crediting additional years of service under its pension plans.

What is the WTEPP?

The WTEPP is a qualified plan that, together with the other consolidated qualified pension plan, provides all eligible employees, which included most of our U.S. salaried workforce employed prior to the freezing of plan benefits as of December 31, 2006, with a defined benefit pension upon reaching retirement eligibility. For salaried benefits under WTEPP the formula is:

2% x years of credited service x average base salary
In this formula:

• “years of credited service” for salaried employees is generally based on hours worked as a salaried employee and also includes periods for which the employee was paid but did not work (such as vacation periods and holidays), periods of military service required to be recognized under federal law, and up to 24 months of long-term disability;

• “average base salary” generally means the average of base salary in effect during the 60 sequential (but not necessarily consecutive) full calendar months of a participant’s last 120 or fewer consecutive full calendar months of service before retirement or other termination of service that will produce the largest average monthly amount; and

• the maximum number of years of credited service under the plan is 30 years.

Retirement benefits under WTEPP are limited by the Internal Revenue Code. Benefits can be paid to plan participants in a variety of annuity forms or as a lump sum amount.

After reaching age 55 and completing five years of service with Whirlpool, salaried participants in this plan are eligible for early retirement benefits under the plan. Benefits paid prior to age 65 are reduced. The factors used to determine this reduction vary with the participant’s age. For example, salaried participants whose benefits have vested and who retire from active service at age 55 would have their retirement benefits reduced to 55% of the full retirement benefit payable at age 65.

What is the SERP?

The SERP is a non-qualified plan that provides a benefit based on annual cash incentive compensation, which supplements the benefit calculated on base salary under the WTEPP. With respect to benefits under SERP, the formula is:

2% x years of credited service x average of the highest 5 PEP awards earned over the last 10 full years of employment
In this formula:
• “years of credited service” has the same meaning as it does under WTEPP described previously (except that credited service has not been frozen under the SERP); and
• the maximum number of years of service credited is 30 years.

46	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

After completing five years of service, our NEOs are eligible for benefits under the SERP upon termination of employment for any reason except a termination for cause, provided they have received one or more PEP awards within the last ten calendar years preceding their termination of employment.

The actuarial present values of benefits under our pension plans are calculated in accordance with the following assumptions: (1) discount rate: 2022 of 5.55% and 2021 of 2.90%; (2) assumed retirement age: 65; (3) no pre-retirement decrements; and (4) assumed form of payment: lump sum, determined as equal to the present value of the life annuity provided by the plans’ formulas and calculated based on the plans’ provisions, including an interest rate based on high-quality corporate bond yields (assumed to be 5.55%) and mortality assumption that is based on the Internal Revenue Service (IRS) prescribed 417(e) mortality rates.

The actuarial increase during our 2022 fiscal year of the projected retirement benefits can be found in the 2022 Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column (all amounts reported in that column represent actuarial increases in our plans).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Marc R. Bitzer	WTEPP	—		—	—
	SERP	14		6,007,592	—
			Total	6,007,592	—
James W. Peters	WTEPP	2.67		43,665	—
	SERP	18.83		2,079,333	—
			Total	2,122,998	—
Joseph T. Liotine	WTEPP	2.33		27,054	—
	SERP	18.42		1,974,265	—
			Total	2,001,319	—

Defined Contribution Plans

The Whirlpool 401(k) Retirement Plan provides a defined contribution retirement benefit qualified under Section 401(k) of the Internal Revenue Code. This plan offers participants a pre-tax retirement savings vehicle, plus employer contributions that encourage participant retirement savings, and provide additional assets for employees’ retirement. Most U.S.-based employees of Whirlpool, including the U.S.-based NEOs, are eligible to participate in this plan. This plan provides an automatic employer contribution of 3% of pay. The 401(k) plan provides for an employer match of up to 4% of pay, provided that participants contribute at least 5% of pay on a pre-tax basis to the plan, and is subject to contribution and benefit limitations under the Internal Revenue Code.

2022 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information about the non-qualified defined contribution deferred compensation plans in which our U.S.-based NEOs participate. Our U.S.-based NEOs participate in the Whirlpool Corporation Executive Deferred Savings Plan II (EDSP II). EDSP II became effective January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code.

EDSP II includes two components: the traditional component (EDSP II) and the added component (the Whirlpool Executive Restoration Plan or the 401(k) Restoration Plan). The traditional EDSP II is designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan and the 401(k) Restoration Plan.

Eligible executives may elect to contribute up to 75% of their short-term incentive payouts and long-term cash and RSU incentives under this component. For our NEOs, the 401(k) Restoration Plan allows base salary as the only form of compensation eligible for deferral under the plan.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	47

2022 EXECUTIVE COMPENSATION TABLES

Once an executive’s salary reaches the IRS income limit, deferrals – and Company contributions – to the 401(k) Retirement Plan will be suspended (if not previously limited by the IRS deferral limit), and future deferrals and Company contributions will be directed to the 401(k) Restoration Plan.

A participant in EDSP II generally may select among the following post-termination distribution options: a lump sum payable seven months following termination; a lump sum payable in April following the first anniversary of termination; or in ten annual installments commencing seven months following termination. EDSP II (including both the traditional component and the 401(k) Restoration Plan component) is an unfunded non-qualified plan that is secured by our general assets. Amounts deferred are credited to record-keeping accounts for participants and the record-keeping balances are credited with earnings and losses measured by investments generally similar to those selected by executives and available in the Whirlpool 401(k) Retirement Plan. Participants may not make withdrawals during their employment, except in the event of hardship, as approved by the Committee.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Marc R. Bitzer

EDSP II	—	—	—	—	—

401(k) Restoration	38,750	70,700	(191,956)	—	1,542,409

Total	38,750	70,700	(191,956)	—	1,542,409

James W. Peters

EDSP II	0	—	(391,356)	—	677,921

401(k) Restoration	15,083	37,567	(39,712)	—	324,001

Total	15,083	37,567	(431,068)	—	1,001,922

Joseph T. Liotine

EDSP II	1,174,378	—	(686,911)	—	1,481,596

401(k) Restoration	16,542	39,608	(25,760)	—	637,216

Total	1,190,920	39,608	(712,671)	—	2,118,812

(1)

The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the 2022 Summary Compensation Table, either as “Salary,” “Non-Equity Incentive Plan Compensation,” or “Stock Awards.”

(2)

Represents the amount of the contributions made by Whirlpool to each NEO under the 401(k) Restoration Plan. These amounts are also reflected in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(3)	The aggregate earnings (and losses) are not reported in the 2022 Summary Compensation Table as they do not represent above market or preferential earnings.

(4)

The aggregate balance at December 31, 2022, as reported in this column, reflects amounts that are either currently reported, were previously reported, or would have been reported if the NEO was an NEO in the applicable reporting year as compensation in the Summary Compensation Table for 2022 or prior years, except for the aggregate earnings on deferred compensation.

2022 POTENTIAL POST-TERMINATION PAYMENTS

This section describes compensation and benefits payable to each of our NEOs in each of the following circumstances: involuntary termination by Whirlpool for cause; involuntary termination by Whirlpool without cause; resignation; retirement; death; disability; and change in control (with a qualifying termination). The amounts shown in the narrative disclosure and tables below assume that termination of employment or a change in control occurred as of December 31, 2022, and estimate certain amounts which would be paid to our NEOs upon the specified event. The amounts shown in the narrative disclosure and tables below are calculated using the December 30, 2022 (the last trading day of the year) closing stock price of $141.46. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different from the amounts reported below. Factors that could greatly affect these amounts include the timing during the year of any such event, our stock price, and the NEO’s age.

48	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

The following narrative disclosure and tables describe and quantify the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included, are distributions under the Whirlpool 401(k) Retirement Plan and non-U.S. savings plans, amounts payable under the U.S. salaried employee severance plan and, in certain circumstances, vested equity.

Also, information previously disclosed under the “2022 Pension Benefits” and “2022 Non-Qualified Deferred Compensation” tables is not repeated, except to the extent that the amounts payable to the NEO would be enhanced by the termination event described.

Involuntary Termination and Resignation

Generally, we provide no additional benefits to any of our NEOs in the event that the NEO resigns from Whirlpool, other than due to retirement, or if Whirlpool terminates the NEO’s employment involuntarily for cause.

As is customary for executives in Brazil, Mr. Brega would be entitled to a special severance payment equal to 12 months of salary in case of termination by Whirlpool decision or his retirement, under the terms of his employment contract.

Under our long-term incentive programs, resignation (other than due to retirement) and involuntary termination generally result in forfeiture of unvested PSUs, RSUs (other than certain legacy awards), and unvested options. Vested but unexercised options must be exercised within 30 days of termination. Certain legacy RSUs accelerate upon an involuntary termination without cause. Generally, in the event that we terminate the employment of an NEO involuntarily without cause, the payment of the value of these unvested RSUs is the only benefit to which the NEO is entitled. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $3,187,457 as of December 31, 2022.

The Committee may, in its discretion, approve severance benefits designed to mitigate economic injury to the NEO as a direct result of involuntary termination.

Retirement

As of the last day of our 2022 fiscal year, Mr. Bitzer and Mr. Brega were retirement eligible under the terms of our incentive plans. If a non retirement-eligible NEO chooses to “retire” as of the last day of our 2022 fiscal year, the effect of that “retirement” would be the same as if the NEO had resigned, as described above.

A retirement-eligible NEO may be entitled to certain incentive awards upon separation from service, including payout of annual cash incentive, and accelerated vesting of all applicable unvested stock option awards upon retirement. Stock options must be exercised within five years of retirement or before the original expiration date, whichever occurs first. Unvested RSUs are forfeited upon retirement.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	49

2022 EXECUTIVE COMPENSATION TABLES

With respect to PSUs, following the conclusion of the performance period and the Committee’s approval of award payouts, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the award. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period over either 12 months or 36 months, depending on when the NEO became eligible to participate in the long-term incentive plan. Therefore, certain NEOs will receive a full award if they complete at least 12 months of service during the performance period. In either case, the amount of the award received is based on actual performance as determined by the Committee following completion of the performance period. The final amount of the 2021–2023 PSU awards, and the 2022–2024 PSU awards, which are earned upon retirement will be determined by the Committee following the end of the applicable performance period.

	RETIREMENT

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	—	0	23,754,105	0	—	—	23,754,105

James W. Peters	—	—	—	—	—	—	—

Joseph T. Liotine	—	—	—	—	—	—	—

João C. Brega	778,420	0	4,113,815	0	—	—	4,892,235

Gilles Morel	—	—	—	—	—	—	—

(1)	These amounts assume that 2020–2022 PSU awards paid out at the Committee-approved amount, and that 2021–2023 and 2022–2024 PSU awards pay out at 100% of target in 2024 and 2025, respectively.

Death and Disability

In the event of death or disability, a NEO may receive a short-term incentive award at the discretion of the Committee, provided that the award shall be based on the actual amount the NEO would have received if the performance period had been completed.

Upon the death or disability of one of our NEOs, PSU awards would be prorated based on the NEO’s period of service during each applicable performance period. The amount of the award received is based on actual performance as determined by the Committee following the completion of each applicable performance period. RSUs vest in the event of death or disability prior to the applicable vesting date.

The vesting of stock options accelerates upon death or disability. In the event of disability, stock options must be exercised within three years from the date of termination due to disability or the original expiration date, whichever is earlier. In the event of death, stock option awards provide for exercise of options by the earlier of the third anniversary of death or the expiration date. In no event may an option be exercised within one year of the grant date.

	DEATH & DISABILITY

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits (2) ($)	Total ($)

Marc R. Bitzer	—	0	23,754,105	0	3,187,457	—	26,941,562

James W. Peters	—	0	5,628,336	0	—	—	5,628,336

Joseph T. Liotine	—	0	5,004,545	0	—	—	5,004,545

João C. Brega	778,420	0	4,113,815	0	—	—	4,892,235

Gilles Morel	—	0	1,840,062	0	—	—	1,840,062

(1)	These amounts assume that 2020–2022 PSU awards paid out at the Committee-approved amount, and that 2021–2023 and 2022– 2024 PSU awards pay out at 100% of target in 2024 and 2025, respectively.

(2)	The designated beneficiaries of our NEOs would receive the same life insurance benefits generally available to all salaried employees.

50	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

2022 EXECUTIVE COMPENSATION TABLES

Change in Control

In the event of a qualifying termination following a change in control as described more fully below, our NEOs may receive accelerated vesting and payout of previously unvested PSUs, stock options, and RSUs under the terms of those awards. In the event a successor corporation does not assume or provide a substitute for unvested equity awards, vesting of those awards may accelerate and become exercisable. Certain legacy RSU awards with extended vesting periods would accelerate and be paid out upon a change in control.

Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $3,187,457 as of December 31, 2022.

As provided in the following table, additional equity awards become payable only upon a qualifying termination following a change in control. In addition, we have change-in-control agreements with our NEOs. A “change in control,” in accordance with these agreements, is generally defined to include: the acquisition by any person or group of 30% or more of Whirlpool voting securities; a change in the composition of the Board such that the existing Board or persons who were approved by a majority of directors or their successors on the existing Board no longer constitute a majority; or the consummation of a merger or consolidation of Whirlpool. These agreements contain a “best net” approach to address the potential for any excise tax to be imposed for payments and benefits that would constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code. Under this provision, we will not provide a gross-up payment and will instead reduce payments to the NEO such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by the NEO on an after-tax basis would be greater than it would be absent such a reduction.

Under these agreements, benefits are payable to our NEOs after a change in control, but only after a qualifying termination occurs. Qualifying terminations include: involuntary termination of the NEO by Whirlpool; voluntary termination by the NEO for good reason, as defined in the agreement; or a material breach of the change-in-control agreement by Whirlpool.

Cash severance resulting from these change-in-control agreements is paid out in a lump sum payment equal to the NEO’s unpaid base salary, unreimbursed business expenses, and all other items earned by and owed to the NEO through and including the date of the termination.

These agreements also provide for the lump sum cash payment of:

•

for Mr. Bitzer, the greater of three times the NEO’s annual base salary on the date of the termination or Mr. Bitzer’s annual base salary at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Morel, and Brega, the greater of two times the NEO’s annual base salary on the date of the termination or the NEO’s annual base salary at any time during the 12 months prior to the change in control;

•

for Mr. Bitzer, the greater of three times the current target bonus under PEP or Mr. Bitzer’s highest target bonus at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Morel, and Brega, the greater of two times the current target bonus under PEP or the NEO’s highest target bonus at any time during the 12 months prior to the change in control; and

•

the greater of the NEO’s pro-rata target bonus under PEP or the highest target bonus opportunity at any time during the 12 months prior to the change in control, or the actual PEP bonus earned through the date of the termination, based on the NEO’s current level of goal achievement.

Our NEOs are also entitled to receive continued health and life insurance benefits for 18 months in connection with a qualifying termination after a change in control. The severance benefits provided include an amount, payable at the same time and in the same form as if paid from the non-qualified defined benefit pension plans, equal to the additional benefits that the NEO would be entitled under our non-qualified defined benefit pension plans if the NEO’s benefits had fully vested.

The continuation of the NEO’s benefits will be calculated at the same cost and at the same level of coverage as in effect on the date of termination.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	51

2022 EXECUTIVE COMPENSATION TABLES

The amount of cash severance and benefits will be offset by any other severance-type payments the NEO may be eligible or entitled to receive from any other sources. The following table shows possible payouts to our NEOs as of December 31, 2022, triggered upon the occurrence of a change in control and a subsequent qualifying termination.

CHANGE IN CONTROL WITH QUALIFYING TERMINATION

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	10,257,000	0	23,754,105	0	3,187,457	18,945	37,217,507

James W. Peters	3,655,000	0	5,628,336	0	—	18,945	9,302,281

Joseph T. Liotine	4,025,000	0	5,004,545	0	—	20,819	9,050,364

João C. Brega	3,113,678	0	4,113,815	0	—	—	7,227,493

Gilles Morel	2,948,132	0	1,840,062	0	—	—	4,788,194

(1)

Severance and Separation Payments could be reduced to provide “best net” amount, if full amount triggers excise tax for “excess parachute payment” under Section 4999 of the Internal Revenue Code, as described above. The amounts in this table do not reflect the application of any such reduction.

52	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

PAY RATIO DISCLOSURE

Pay Ratio Disclosure

We are disclosing the relationship of the annual total compensation of our employees to the annual total compensation of Marc Bitzer, our Chairman and CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the weighting of our executive compensation program heavily towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals. For 2022,

•	The median of the annual total compensation of all of our employees, other than Mr. Bitzer, was $28,540.

•

Mr. Bitzer’s annual total compensation was $11,952,663. This amount is the same amount as reported in the Total column of the 2022 Summary Compensation Table, except that this amount includes the company-paid portion of health insurance premiums, which are normally excluded for Summary Compensation Table purposes.

•	Based on this information, the ratio of the annual total compensation of Mr. Bitzer to the median of the annual total compensation of all employees was estimated to be 419 to 1.

IDENTIFICATION OF MEDIAN EMPLOYEE AND CALCULATION OF COMPENSATION

Our employee population changed in 2022 as a result of the divestiture of our Whirlpool Russia business, as well as the acquisition of InSinkErator. Due to the changes, we re-evaluated our employee population to determine the median of the annual total compensation of our employees.

As of December 31, 2022, we had 61,105 employees, with 19,599 employees based in the United States and 41,506 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent or less of the company’s total number of employees. Whirlpool did not utilize this de minimis exemption for 2022; in prior years, the Company used the exemption to exclude 2,666 employees in Russia.

For purposes of identifying the median employee from our employee population base, we considered base salary and base wages, as compiled from our payroll records. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees, and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the full year period ended December 31, 2022. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2022.

Using this methodology, we determined that our median employee was a full-time employee located in Italy. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table. We converted such compensation to U.S. dollars according to exchange rates on December 31, 2022.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	53

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on (4) :

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Whirlpool TSR	Index TSR (5)	GAAP Net Income ($M)	Ongoing EBIT ($M) (6)	Free Cash Flow ($M) (6)

2022	11,940,033	(19,255,228)	3,263,242	(2,889,294)	106	117	(1,519)	1,360	820

2021	18,751,901	42,472,540	5,542,092	9,718,714	169	159	1,783	2,379	1,651

2020	17,051,409	27,814,626	4,741,027	6,454,001	126	118	1,075	1,768	1,246

(1)	Mr. Bitzer served as the Principal Executive Office r (PEO) f or the entirety of 2022, 2021 and 2020 and the Company’s other NEOs for the applicable years were as follows:
2022: Messrs. Peters, Liotine, Morel, and Brega.
2021: Messrs. Peters, Liotine, Morel, and Brega.
2020: Messrs. Peters, Liotine, Morel, and Samuel Wu.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Bitzer and (ii) the average of the total compensation reported in the Summary Compensation Table for the NEOs listed in footnote 1 for each applicable year.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Bitzer and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historical stock price performance is not necessarily indicative of future stock price performance.

(5)	Index TSR reflects the S&P 500 Household Durables Index.

(6)
As noted in the “CD&A,” Ongoing EBIT and Free Cash Flow represent the two, equally weighted, performance goals for determining the Company Performance Factor under the 2022 short-term incentive program. Given their use in the 2022 short-term incentive program, the Committee selected Ongoing EBIT and Free Cash Flow as the Company Selected Measures. Please see Annex B for reconciliation to GAAP measures.

54	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

RECONCILIATION OF
COMPENSATION
ACTUALLY
PAID
ADJUSTMENTS

Year	Summary Compensation Table Total (1)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (2)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (3)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (4)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($) (5)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($) (6)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (7)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (8)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (9)	Equals Compensation Actually Paid ($)

Marc Bitzer

2022	11,940,033	0	617,053	(10,376,353)	7,139,678	(23,361,198)	0	(5,214,441)	0	(19,255,228)

2021	18,751,901	(3,070,010)	557,425	(9,951,671)	13,101,263	21,136,895	0	1,946,737	0	42,472,540

2020	17,051,409	(1,957,677)	378,024	(9,457,983)	13,915,585	8,110,763	0	(225,489)	0	27,814,626

Other NEOs (Average)

2022	3,263,242	0	111,431	(2,254,423)	1,551,201	(4,534,750)	0	(1,025,995)	0	(2,889,294)

2021	5,542,092	(695,763)	99,925	(2,335,696)	3,052,625	3,700,214	0	355,316	0	9,718,714

2020	4,741,027	(466,613)	104,209	(1,842,922)	2,740,241	1,189,075	0	(11,016)	0	6,454,001

(1)	For Mr. Bitzer, represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(2)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(3)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(5)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(6)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(7)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(8)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(9)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	55

PAY VERSUS PERFORMANCE DISCLOSURE

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
We believe “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Committee’s emphasis on
“pay-for-performance.”
The two charts below show how CEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our incentive plans. Ongoing EBIT and Free Cash Flow results – our Company Selected Measures – as well as the other important financial performance measures (see table below) were very strong in 2020 and 2021, leading to higher Compensation Actually Paid in those years. In 2022, our performance results on those measures were weaker, leading to lower Compensation Actually Paid.
Chart 1: CEO Compensation Actually Paid vs. Fina
nci
al Performance

Chart 2: CEO Compensation Actually Paid vs. Total Shareholder Return and
Year-end
Sto
ck Price

56	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION
ACTUALLY PAID TO THE NEOS
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Ongoing EBIT and Free Cash Flow are the two primary measures (each weighted 50%) in our short-term incentive program. Cumulative Ongoing EPS and ROIC are the t
wo primary measures (each weighted 50%) in the PSUs granted as part of our long-term incentive program. In addition to the metrics noted below, the Company’s short-term incentive program also incorporates individual objectives relating to business results, strategic/project impact (such as
inclusion and diversity, process improvements), organization and talent (such as employee engagement, talent development) and My Leadership and Values (demonstration of leadership model behaviors). Please see the “CD&A” for a further description of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures Used to Link Compensation Actually Paid to Company Performance:

Ongoing EBIT (Company Selected Measure)	Return on Invested Capital

Free Cash Flow (Company Selected Measure)	Stock Price

Cumulative Ongoing Earnings Per Share

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	57

ITEM 2 – COMPENSATION ADVISORY VOTE

Item 2 – Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement. As discussed in detail above under “Compensation Discussion and Analysis,” we are focused on delivering superior stockholder value. To achieve our objectives, we employ a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with both a short-term and long-term focus;

•	A significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to the drivers of stockholder value over the long term; and

•	Components of compensation should be tied to an evaluation of business results and individual performance.

In support of our pay-for-performance philosophy, performance-based compensation in the form of short-term and long-term incentives constituted 91% of 2022 total target compensation for our CEO and 80% of 2022 total target compensation for our other NEOs. Our policies and provisions that are intended to support best practices in executive compensation include, among others:

•	No “golden parachute” excise tax gross-ups;

•	Adoption of double-trigger change-in-control equity vesting;

•	Insider Trading Policy provisions prohibiting hedging by any employee or director and pledging or trading on margin for executive officers and directors;

•	Adoption of robust stock ownership guidelines to reinforce the link between the interests of our NEOs (7x salary for our CEO) and those of stockholders;

•	Claw-back provisions in both our short-term and long-term incentive plans under which the repayment of awards may be required in certain circumstances; and

•	Decision-making by a fully independent compensation committee advised by an independent compensation consultant, FW Cook.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Whirlpool Corporation’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table, and the other related tables and disclosure.

This vote is advisory, and therefore not binding on Whirlpool, the Board, or the Human Resources Committee. The Board and the Human Resources Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders’ concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. At the 2017 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Stockholders will have the opportunity to vote on an advisory basis on the frequency of advisory votes on the Company’s executive compensation at the 2023 annual meeting. Please see “Item 3 – Advisory Vote on the Frequency of Holding an Advisory Vote on Whirlpool Corporation’s Executive Compensation” below.

The Board of Directors recommends a vote FOR Item 2 for the approval of the compensation of Whirlpool Corporation’s NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

58	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table presents information as of December 31, 2022, with respect to Whirlpool Corporation compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by security holders	2,145,445	(2)	178.57	(3)	1,094,082

Equity compensation plans not approved by security holders	—		—		—

Total	2,145,445		178.57		1,094,082

(1)

Excluding securities in the “Number of securities to be issued upon exercise of outstanding options, warrants and rights” column. Represents shares available under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan. Plan shares covering outstanding equity awards are debited on a one-for-one basis for each stock option awarded, on a 2.5-to-one basis for each restricted stock unit awarded, and on a 2.5-to-one basis for each performance stock unit awarded. Performance stock units are debited assuming a maximum award payout (200%) under the plan. Any shares subject to an award that are forfeited, terminated, or canceled (including shares subject to performance stock unit awards that do not vest based on performance) will again become available for issuance under the plan, with the number of shares determined based on the share-deduction ratio used to debit such shares from the plan.

(2)

This amount includes 982,801 shares subject to outstanding stock options with a weighted average remaining contractual term of 1.5 years, and 1,162,644 shares subject to outstanding restricted stock units and performance stock units granted under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan and the Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan.

(3)	The weighted-average exercise price information does not include any outstanding restricted stock units or performance stock units.

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ITEM 3 – COMPENSATION ADVISORY FREQUENCY VOTE

Item 3 – Advisory Vote on the Frequency of Holding an Advisory Vote on Whirlpool Corporation’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to indicate, at least once every six years, how frequently they believe we should seek an advisory vote on the compensation of Whirlpool Corporation’s NEOs. By voting on this Item 3, stockholders may indicate whether they would prefer holding an advisory vote on NEO compensation every one, two, or three years (or they may abstain).

Our stockholders voted on a similar proposal in 2017 and in 2011 with the majority voting in each case to hold an advisory vote on executive compensation every year. After careful consideration of this Item, the Board has determined that an advisory vote on executive compensation that occurs every year remains the most appropriate alternative for Whirlpool at this time, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency selected by stockholders. If none of the alternatives receives a majority of votes cast, then the alternative receiving a plurality of the votes cast will be deemed the preferred alternative of our stockholders. However, because this vote is advisory and not binding on the Board or Whirlpool in any way, the Board may decide that it is in the best interests of Whirlpool Corporation’s stockholders and Whirlpool to hold an advisory vote on executive compensation more or less frequently than the option selected by the stockholders.

The Board of Directors recommends a vote for 1 Year on Item 3 as the frequency with which stockholders are provided an advisory vote on Whirlpool Corporation’s executive compensation disclosure pursuant to the rules of the Securities and Exchange Commission.

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MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to Independent Registered Public Accounting Firm

FEES

For the years indicated, Ernst & Young LLP billed or is expected to bill Whirlpool the following fees (in millions):

	Year ended December 31,
	2022 ($)	2021 ($)

Audit Fees	15.7	14.1

Audit-Related Fees	0.8	0.9

Tax Fees	4.2	5.4

All Other Fees	—	—

Total	20.7	20.4

We witnessed a general increase in audit fees for 2022 primarily related to significant merger and acquisition activity during the year. Audit-related fees are principally comprised of ESG-related assurance services. Tax fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, and assistance with tax audits and appeals. Approximately $2.7 million of fiscal year 2022 tax fees were related to tax compliance services provided to Whirlpool. All of these fees were approved by the Audit Committee.

PRE-APPROVAL POLICY FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

Pursuant to its written charter, the Audit Committee, or a subcommittee thereof, is responsible for approving in advance all audit and permitted non-audit services the independent registered public accounting firm performs for us. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit and permitted non-audit services the independent registered public accounting firm provides. Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee a request for approval of services expected to be rendered during that year. This request outlines each of the four categories listed above, and the Audit Committee approves these services by category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees in comparison to the budget at least once per year (additionally if fees exceed pre-approved amounts) by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting. A copy of the Audit Committee Pre-Approval Policy appears on our website: www.whirlpoolcorp.com/policies.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee provides independent oversight of Whirlpool’s accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool’s management. In addition, the Audit Committee retains our independent registered public accounting firm, reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, reviews and monitors our assessment of internal controls, approves in advance audit and permitted non-audit services provided by the independent registered public accounting firm, approves all fees paid to the independent registered public accounting firm, and monitors our activities designed to assure compliance with legal and regulatory requirements as well as Whirlpool’s ethical standards. The Audit Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by our Board.

The Audit Committee has reviewed our audited consolidated financial statements for 2022 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for 2022 with Ernst & Young LLP (EY), our independent registered public accounting firm for 2022, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of Whirlpool’s accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met seven times during the fiscal year ended December 31, 2022.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for fiscal 2023.

AUDIT COMMITTEE

Michael D. White, Chair	John D. Liu

Gary T. DiCamillo	James M. Loree

Jennifer A. LaClair	Patricia K. Poppe

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

62	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

ITEM 4 – RATIFICATION OF ERNST & YOUNG LLP

Item 4 – Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2023

RESOLVED, that the appointment of Ernst & Young LLP to audit the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2023, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee has appointed and the Board is asking shareholders to ratify the selection of Ernst & Young LLP (EY) to audit and report on the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2023. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, and is involved in the selection of the firm’s lead engagement partner.

EY served as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2022, and EY has served as Whirlpool Corporation’s independent registered public accounting firm since 1927. The members of the Audit Committee believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Whirlpool Corporation and its stockholders.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of the independent registered public accounting firm. For the selection of EY, this evaluation has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. In addition, the Committee considered the benefits of EY’s deep knowledge of our global operations, accounting policies and practices, and internal control over financial reporting which contribute to a high-quality and cost effective audit.

Representatives of EY will attend the annual meeting of stockholders and may make a statement if they wish. They will be available to answer appropriate questions at the annual meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the annual meeting and entitled to vote. In the event that the selection of EY is not ratified by the stockholders, the Audit Committee will take that event into account in connection with any future decisions as to the selection of a firm to serve as Whirlpool Corporation’s independent registered public accounting firm, although by law the Audit Committee has final authority over the determination of whether to retain EY or another firm at any time.

The Board of Directors recommends that stockholders vote FOR Item 4, which ratifies the selection of Ernst & Young LLP as the independent registered public accounting firm for Whirlpool and its subsidiaries for fiscal 2023.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement	ç	63

ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

Item 5 – Management’s Proposal to Approve the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan

RESOLVED, that the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan is hereby approved.

OVERVIEW

On February 21, 2023, the Board unanimously approved the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan (the “2023 Incentive Plan”), subject to the approval of our stockholders. The 2023 Incentive Plan includes authorization for a variety of awards designed to advance Whirlpool’s interests and long-term success by encouraging stock ownership among Whirlpool’s officers and other key executives, employees, non-employee directors, consultants and other advisors, and otherwise linking the compensation of such persons to share price performance or the achievement of specified corporate objectives.

Whirlpool has historically granted equity awards under various plans, including most recently the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan (the “2018 Incentive Plan” and, collectively with other equity plans maintained by Whirlpool under which awards are outstanding, the “Prior Plans”). If the 2023 Incentive Plan is approved by Whirlpool’s stockholders as proposed, no further awards will be made under the 2018 Incentive Plan. As of December 31, 2022, there were 1,094,082 shares available for grant under the 2018 Incentive Plan and none of Whirlpool’s other Prior Plans are available for future equity grants.

CERTAIN FEATURES OF THE 2023 INCENTIVE PLAN

The following features of the 2023 Incentive Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2023 Incentive Plan and our stockholders’ interests:

•

Under the 2023 Incentive Plan, the maximum number of shares of Whirlpool’s common stock initially available for awards is 4,650,000, reduced by (i) one share for every one share subject to a stock option or stock appreciation right granted after December 31, 2022 under the 2018 Incentive Plan and (ii) 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right granted after December 31, 2022 under the 2018 Incentive Plan;

•

Fungible share counting whereby stock options and stock appreciation rights reduce the available shares under the 2023 Incentive Plan by one share for each share subject to a stock option or stock appreciation right and 2.5 shares for each share subject to an award other than a stock option or stock appreciation right;

•	No “liberal share recycling” of stock options or stock appreciation rights;

•	No discounting of stock options or stock appreciation rights;

•	No repricing, replacement or cash buyout of underwater stock options or stock appreciation rights without stockholder approval;

•	No dividend equivalents on stock options or stock appreciation rights;

•	No dividends or dividend equivalents on unearned awards;

•	Awards granted are subject to any clawback or recoupment policy that we may adopt from time to time;

•	Director compensation limit on cash and equity awards that may not be amended without stockholder approval;

•	No liberal definition of “Change in Control;” and

•	No automatic “single-trigger” acceleration on a change in control transaction.

64	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

ADDITIONAL INFORMATION ON OUTSTANDING AWARDS AND HISTORICAL GRANTS

The following provides additional information on the total equity compensation awards outstanding and total grants made in the fiscal years noted below.

Overhang

The following table provides certain additional information regarding total awards outstanding at December 31, 2022 (fiscal year-end).

As of December 31, 2022

Number of outstanding options(1)	983,000

Weighted average exercise price of outstanding options	$178.57

Weighted average remaining term of outstanding options	6 years

Number of outstanding full-value awards under Prior Plans	1,163,000

Total number of shares of common stock outstanding	2,146,000

(1)	The outstanding awards do not provide for dividend equivalents

The following table provides certain additional information regarding shares that will be available under the 2023 Incentive Plan, assuming approval of the 2023 Incentive Plan by Whirlpool’s stockholders, as of February 21, 2023.

As of February 21, 2023

Shares available for grant under 2023 Incentive Plan (including shares previously available for grant under 2018 Incentive Plan)	4,650,000

Per-share closing price of common stock as reported on NYSE	$140.89

Burn Rate

The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020

Number of options granted	183,379	165,516	268,146

Number of stock units granted	571,188	388,608	567,712

Total Share Usage(1)	1,611,349	1,137,036	1,705,426

Weighted-average number of shares of common stock outstanding (000s)	55,900,000	62,100,000	62,700,000

Burn Rate (options, stock units, and director share awards)	2.88%	1.83%	2.72%

(1)

Reflects the gross number of shares underlying awards made to employees during the respective year as disclosed in the stock-based compensation footnote of the 10-K and adjusted using 1 share for every stock option granted and 2.5 shares for every full-value award granted

SUMMARY OF THE 2023 INCENTIVE PLAN

The Board and the Human Resources Committee of the Board (the “Committee”) recommend that the stockholders approve the 2023 Incentive Plan. If the holders of a majority of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote, vote FOR the 2023 Incentive Plan, the 2023 Incentive Plan will immediately become effective and no further awards will be made under the 2018 Incentive Plan. If Whirlpool’s stockholders do not approve the 2023 Incentive Plan, the 2023 Incentive Plan will not become effective, the 2018 Incentive Plan will continue in effect, and the Committee may continue to issue awards under the 2018 Incentive Plan.

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ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex A and incorporated into this Proxy Statement by reference.

Purpose

The Board believes that the 2023 Incentive Plan fosters and promotes the long-term financial success of Whirlpool and materially increases stockholder value by:

•	strengthening Whirlpool’s capability to develop, maintain, and direct an outstanding management team;

•	motivating superior performance by means of long-term performance-based incentives;

•	encouraging and providing for obtaining an ownership interest in Whirlpool;

•	attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and

•	enabling award recipients to participate in the long-term growth and financial success of Whirlpool.

Plan Term

The 2023 Incentive Plan will be effective upon stockholder approval at the annual meeting. No new awards may be granted under the 2023 Incentive Plan after the first annual meeting to occur after the 10-year anniversary of the date on which the stockholders approve the 2023 Incentive Plan. However, the term and exercise of awards granted before the 10-year anniversary may extend beyond that date. The Board may terminate the 2023 Incentive Plan at any time with respect to all awards that have not been granted.

Eligibility

Officers, executives, and other employees of Whirlpool or its subsidiaries and Whirlpool’s non-employee directors may be selected by the Committee to receive awards under the 2023 Incentive Plan. In addition, the Committee may select certain consultants and advisors providing services to Whirlpool or its subsidiaries to receive awards under the 2023 Incentive Plan. Subject to the delegation authority included in the 2023 Incentive Plan, the Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. Whirlpool refers to each eligible person who has been approved to receive one or more awards under the 2023 Incentive Plan as a “participant.” As of February 21, 2023, four executive officers, approximately 61,000 other employees and 11 non-employee directors would be eligible to participate in the 2023 Incentive Plan, if selected by the Committee; however, participation has historically been limited to Whirlpool’s non-employee directors and approximately 1,000 executive officers and employees of Whirlpool and its subsidiaries.

Administration

The 2023 Incentive Plan is administered by the Committee. The Committee may grant awards to eligible persons and, to the extent permitted by applicable law, the Committee may delegate some or all of its power and authority under the 2023 Incentive Plan to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of Whirlpool as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer, or other executive officer of Whirlpool with regard to the selection for participation in the 2023 Incentive Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such person. Except as otherwise provided by the Committee and subject to the terms of the 2023 Incentive Plan and applicable law, rule, regulation and stock exchange listing requirements, Whirlpool’s Chief Executive Officer will have the authority to modify the terms and conditions of outstanding awards granted to participants who are not subject to Section 16 of the Exchange Act.

The Committee is authorized to interpret and take various other actions with respect to the 2023 Incentive Plan and related agreements and documents. The Committee may take any action such that (1) any outstanding stock options and stock appreciation rights become exercisable in part or in full, (2) all or any portion of a vesting period applicable to any outstanding award will lapse, (3) all or a portion of any performance period applicable to any outstanding award will lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other interim level.

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ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

Available Awards

The 2023 Incentive Plan authorizes Whirlpool to provide equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”), which entitle the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”); (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) other share-based awards; and (5) performance awards. Each type of award is described below under “Types of Awards Authorized Under the 2023 Incentive Plan.” Each award granted under the 2023 Incentive Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2023 Incentive Plan, as the Committee may approve.

Shares Available for Issuance Under the 2023 Incentive Plan

Subject to adjustment as provided for in the 2023 Incentive Plan, as of the date of this annual meeting of Whirlpool stockholders (the “Effective Date”), the number of shares of Whirlpool common stock that will be authorized for awards under the 2023 Incentive Plan (the “Share Pool”) will be 4,650,000 shares, less one share for every one share that was subject to a stock option or SAR granted after December 31, 2022 under any Prior Plan and 2.5 shares for every one share that was subject to an award other than a stock option or SAR granted after December 31, 2022 under any Prior Plan. The Share Pool will be reduced by one share for every one share subject to stock options or SARs granted under the 2023 Incentive Plan and by 2.5 shares for every one share subject to awards other than stock options or SARs granted under the 2023 Incentive Plan. The Share Pool will be increased by any shares that become available as a result of the forfeiture, expiration or cash-settlement of awards, in accordance with the principles discussed more fully under the subheading “Share Counting.”

Shares issued under the 2023 Incentive Plan may be of original issuance, treasury shares, other shares or a combination of the foregoing.

Limit on Director Awards

The aggregate value of cash compensation and the grant date fair value of shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of Whirlpool to any non-employee director will not exceed $750,000; provided, however, that the per person limit set forth in this sentence will be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board. In addition, the director compensation limit will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by Whirlpool or compensation received by the director in his or her capacity as an executive officer or employee of Whirlpool.

Share Counting

Under the 2023 Incentive Plan, each share of Whirlpool common stock subject to a stock option or SAR counts against the aggregate 2023 Incentive Plan limit as one share, and each share subject to an award other than a stock option or SAR counts against the aggregate 2023 Incentive Plan limit as 2.5 shares.

Shares subject to awards granted under the 2023 Incentive Plan or a Prior Plan that are forfeited, expired or settled for cash (with certain exceptions described below for stock options and SARs), after the Effective Date with respect to the 2023 Incentive Plan or after December 31, 2022 with respect to the Prior Plans, will be added to the Share Pool at the following ratio: one share with respect to each share subject to a stock option or SAR and 2.5 shares for each share subject to any award other than a stock option or SAR, regardless of when the applicable award was granted.

In the event that withholding tax liabilities arising from an award other than a stock option or SAR under the 2023 Incentive Plan or, after December 31, 2022, an award other than a stock option or SAR under the Prior Plans, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by Whirlpool, the shares so tendered or withheld will be added to the Share Pool, using the share counting principles described above. Notwithstanding these general principles, the following shares of Whirlpool common stock will not be added to the Share Pool:

•

any shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool in full or partial payment of the exercise price of stock options granted under the 2023 Incentive Plan or the Prior Plans;

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ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

•

shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool to satisfy any tax withholding obligation with respect to a stock option or SAR granted under the 2023 Incentive Plan or the Prior Plans;

•	shares of Whirlpool common stock subject to an SAR granted under the 2023 Incentive Plan or the Prior Plans that are not issued in connection with stock settlement on exercise; and

•

Whirlpool common stock reacquired by Whirlpool on the open market or otherwise reacquired using cash proceeds from the exercise of stock options granted under either the 2023 Incentive Plan or the Prior Plans.

Shares of Whirlpool common stock issued as substitution awards in connection with Whirlpool’s merger with or acquisition of another company will not decrease the number of shares available for grant under the 2023 Incentive Plan but also will not be available for further awards under the 2023 Incentive Plan if the substitution awards are forfeited, expired or settled in cash. Whirlpool may use shares under a pre-existing, stockholder-approved plan of a company acquired by Whirlpool for awards under the 2023 Incentive Plan, which shares will not decrease the number of shares available for grant under the 2023 Incentive Plan, but such shares may be used only for grants of awards made prior to the expiration of the pre-existing plan to persons who were not employees or directors of Whirlpool or any subsidiary prior to such acquisition.

Dividends and Dividend Equivalents

Under the terms of the 2023 Incentive Plan, Whirlpool is prohibited from granting dividend equivalents on stock options and stock appreciation rights. In addition, all dividends and dividend equivalents granted with respect to all other awards will be subject to the same vesting conditions that are applicable to the shares subject to the award so that no dividends or dividend equivalents will be paid with respect to unearned or unvested awards.

Clawback

The 2023 Incentive Plan expressly provides that the Committee in its discretion may require a participant to repay the amounts, if any, derived from an award granted under the 2023 Incentive Plan in the event of a restatement of Whirlpool’s financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. Furthermore, awards and any cash payment or shares of common stock delivered pursuant to an award granted under the 2023 Incentive Plan are subject to forfeiture, recovery by Whirlpool or other action pursuant to the applicable award agreement or any clawback or recoupment policy which Whirlpool may adopt from time to time, including any such policy which Whirlpool may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or the listing standards of any national securities exchange or association on which Whirlpool’s securities are listed. The Committee will review the clawback provisions contained in the 2023 Incentive Plan for compliance with any rules or regulations adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to comply with such rules or regulations will apply to any award awarded under the 2023 Incentive Plan.

Repricing Prohibited

Other than pursuant to adjustment or change in control provisions set forth in the 2023 Incentive Plan, the Committee will not without the approval of Whirlpool’s stockholders (i) lower the stock option or SAR price per share of a stock option or SAR after it is granted, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower stock option price per share, (iii) cancel a stock option or SAR in exchange for cash or another award if the stock option or SAR price per share exceeds the fair market value of a share on the date of such cancellation, or (iv) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are traded.

Types of Awards Authorized Under the 2023 Incentive Plan

Stock Options. A stock option entitles the optionee to purchase shares of Whirlpool common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards). Each stock option or portion of a stock option that is not an ISO is a non-qualified stock option. The maximum term for a stock option is 10 years.

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Notwithstanding the foregoing, an ISO granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Whirlpool common stock must have an exercise price that is not less than 110% of the fair market value of Whirlpool common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The maximum aggregate number of shares of Whirlpool common stock that may be issued pursuant to ISOs granted under the 2023 Incentive Plan is 3,000,000 shares. Each stock option grant will specify whether the exercise price is payable: (1) in cash or by cash equivalents; (2) by the transfer to Whirlpool of previously acquired shares of Whirlpool common stock owned by the optionee; (3) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs Whirlpool to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by such other methods as may be specified in the award agreement; or (6) by a combination of such payment methods.

SARs. A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from Whirlpool an amount equal to the number of shares of Whirlpool common stock subject to the SAR, multiplied by the difference between the fair market value of Whirlpool common stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by Whirlpool in cash, in shares of Whirlpool common stock or other property, or in any combination of such payment methods, in the sole discretion of the Committee. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and RSUs. A grant of restricted stock involves the immediate transfer by Whirlpool to a participant of ownership of a specified number of restricted shares of Whirlpool common stock in consideration of the performance of service. The participant is entitled immediately to voting, dividend, and other ownership rights in such shares, provided that dividends will be subject to the same vesting conditions as the underlying shares. An RSU represents the right of the grantee of the RSU to receive from Whirlpool a payment upon or after vesting of the RSU equal to the per share value of Whirlpool common stock as of the date of grant, vesting date or other date determined by the Committee at the date of grant of the RSU. At the discretion of the Committee, RSUs may be settled in cash, shares of Whirlpool common stock or any combination of cash and shares. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder, provided that any dividend equivalents will be subject to the same vesting conditions as applicable to the underlying award.

Other Share-Based Awards. The Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Whirlpool common stock or other property, including unrestricted shares and deferred stock units, in the sole discretion of the Committee. The Committee will determine the terms and conditions of these awards. Any dividends or dividend equivalents distributed with respect to any Other Share-Based Award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance Awards. The Committee may grant to any participant performance awards in the form of performance shares or performance cash, as determined by the Committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of Whirlpool common stock, whereas performance cash entitles the grantee to a designated amount of cash. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned. Any dividends or dividend equivalents distributed with respect to any performance award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance awards will be subject to such performance criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee, based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net earnings (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total

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stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of Whirlpool; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory, and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution, and sale of Whirlpool’s products (including with group purchasing organizations, distributors, and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of Whirlpool’s products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of Whirlpool’s equity or debt securities); (ww) factoring transactions; (xx) sales or licenses of Whirlpool’s assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel; (zz) environmental, social and governance goals; or (aaa) any other metric established by the Committee. Such performance goals also may be based solely by reference to Whirlpool’s performance or the performance of a subsidiary, division, business segment or business unit of Whirlpool, based upon the performance of Whirlpool relative to performance of other companies or upon comparisons of any of the indicators of Whirlpool performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting Whirlpool or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals will be subject to such other special rules and conditions as the Committee may establish at any time.

To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect to the grant may be paid by Whirlpool in cash, shares of Whirlpool common stock, other property or any combination of such payment methods at the discretion of the Committee. A performance award may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Amendment and Termination of the 2023 Incentive Plan

The Board may alter, amend, suspend or terminate the 2023 Incentive Plan, except that no amendment that requires stockholder approval under applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of Whirlpool common stock are traded, will be effective unless such stockholder approval is obtained. In addition, the Board may not, without the approval of Whirlpool’s stockholders, modify the 2023 Incentive Plan’s non-employee director compensation limit or the prohibition on the repricing of options and SARs. The Board may not amend the 2023 Incentive Plan to impair the rights of a participant under any previously granted award in any material respect without such participant’s consent.

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Change in Control

The 2023 Incentive Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Award agreements under the 2023 Incentive Plan may provide that in the event of a change in control: (i) options and SARs outstanding as of the date of the change in control will be canceled and terminated without payment therefor if the fair market value of one share as of the date of the change in control is equal to or less than the per share exercise price or SAR grant price, and (ii) all performance awards will be (x) considered to be earned and payable based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and any limitations or other restrictions will lapse and such performance awards will be immediately settled or distributed or (y) converted into restricted stock or RSUs based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control).

Unless otherwise provided in the applicable award agreement, in the event of a change in control of Whirlpool in which the successor company assumes or substitutes for stock options, SARs, restricted stock, RSUs, performance awards or other share-based awards, if a participant’s employment is terminated within 24 months following such change in control and under circumstances specified in the award agreement, (1) stock options will immediately vest and become exercisable for 24 months following the date of such change in control (or the period of time set forth in the award agreement, but not to exceed the term); (2) the restrictions, limitations, and other conditions applicable to any restricted stock or RSUs as of the date of such termination of employment will lapse, and the restricted stock or RSUs will become fully vested; (3) the restrictions, limitations, and other conditions applicable to any performance awards will lapse (with the attainment of the performance goals determined as set forth in the award agreement or as otherwise determined by the Committee), and the performance awards will become fully vested and transferable to the full extent of the original grant; and (4) the restrictions, limitations, and other conditions applicable to any other share-based awards will lapse, and the other share-based awards will become fully vested and transferable to the full extent of the original grant. If a successor does not assume or substitute awards in a change in control, the vesting and/or exercisability of awards will generally be accelerated as of immediately prior to the change in control.

Under the terms of the 2023 Incentive Plan, a change in control is generally defined as (i) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (ii) certain acquisitions of 30% or more of Whirlpool’s then outstanding securities eligible to vote for the election of our Board, (iii) the consummation of certain mergers or consolidations involving Whirlpool or any of its subsidiaries, (iv) the approval by our stockholders of a complete liquidation or dissolution of Whirlpool, or (v) certain sales or dispositions of all or substantially all of the assets of Whirlpool.

Adjustments

In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions will be made to the 2023 Incentive Plan and to awards (including the performance criteria applicable to any award) in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class, and kind of securities that may be delivered under the 2023 Incentive Plan, the maximum number of shares that may be issued pursuant to ISOs and, in the aggregate or to any participant, in the number, class, kind, performance goals, and stock option or exercise price of securities subject to outstanding awards granted under the 2023 Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of Whirlpool, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment will be final, binding, and conclusive.

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ITEM 5 – 2023 OMNIBUS STOCK AND INCENTIVE PLAN

Termination of Employment

The award agreements will specify the terms relating to the exercise, vesting, settlement, cancellation or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the vesting period or performance period, of an award upon a termination of employment with or service to Whirlpool of the holder of such award, whether by reason of disability, retirement, death or any other reason.

Limited Transferability

No award and no shares of Whirlpool common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a participant may assign or transfer an award to: (1) the participant’s spouse, children, or grandchildren (including any adopted and stepchildren or grandchildren), parents, grandparents, or siblings; (2) a trust for the benefit of one or more of the participant or the persons referred to in clause (1); (3) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or stockholders; or (4) for charitable donations, in each case, without consideration; provided that in each case, such permitted assignees are bound by and subject to all of the terms and conditions of the 2023 Incentive Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to Whirlpool evidencing such obligations.

Additional Conditions on Awards

In the event that the employment of a participant holding any unexercised option or SAR, any unearned performance award, any unvested or unearned shares of restricted stock, any unearned or unvested RSUs or any unearned or unvested other share-based awards terminates with the consent of the Committee or by reason of retirement or disability, the rights of such participant to any such award will be subject to the conditions that until any such option or SAR is exercised, or any such performance award, share of restricted stock, RSUs or other share-based award is vested or earned, the participant will (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by Whirlpool; (b) not personally, or in conjunction with others, solicit or recruit current employees of Whirlpool or its subsidiaries to leave employment; (c) not in any way disparage Whirlpool, its products or processes or any of its employees or vendors or customers; (d) protect the confidential information of Whirlpool and its trade secrets; and (e) be available, unless the participant has died, at reasonable times for consultations. In the event that the above conditions are not fulfilled, the participant will forfeit all rights to any unexercised option or SAR, performance award, shares of restricted stock, RSUs or other share-based awards held as on the date of the breach of condition. In addition, any participant may be required to repay Whirlpool an award, (i) if the participant is terminated by or otherwise leaves employment with Whirlpool within two years following the vesting date of the award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Whirlpool policies, (ii) if the participant becomes employed with a competitor within the two year period following termination, or (iii) for any other reason considered by the Committee in its sole discretion to be detrimental to Whirlpool or its interests.

Termination

No grant will be made under the 2023 Incentive Plan more than the first stockholder meeting to occur ten years after the Effective Date, but all grants made on or prior to the ten-year anniversary of the Effective Date will continue in effect, subject to the terms of the 2023 Incentive Plan and applicable award agreements.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Incentive Plan that may be relevant to participants in light of their personal

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investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options. A participant will not recognize taxable income at the time an option is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If (i) the shares acquired by exercise of an ISO are held for the longer of two years from the date the ISO was granted and one year from the date the ISO was exercised and (ii) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, the participant was an employee of either Whirlpool or one of its subsidiaries, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Whirlpool (or the employer subsidiary) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period or the participant was not employed by Whirlpool or one of its subsidiaries during the entire applicable period, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise, in each case, over the exercise price, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

SARs. A participant will not recognize taxable income at the time SARs are granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock and RSUs. A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to any an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by Whirlpool (or the employer subsidiary) as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time an RSU is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Share-Based Award. A participant who receives shares of common stock that are not subject to any restrictions under the 2023 Incentive Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and Whirlpool (or the employer subsidiary) will be entitled to a

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corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. The taxation of other forms of Other Share-Based Awards will depend on the structure of such awards.

Performance Awards. A participant will not recognize taxable income at the time performance awards are granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) of the Code limits the deduction of compensation for federal income tax purposes for the chief executive officer, chief financial officer and certain other highly compensated executive officers of a publicly-traded company. Compensation paid to such individuals in excess of $1,000,000 per year is generally not deductible for federal income tax purposes.

NEW PLAN BENEFITS

The Committee has the discretion to grant awards under the 2023 Incentive Plan and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by our NEOs or others under the 2023 Incentive Plan. See the section entitled “Executive Compensation - 2022 Grants of Plan-Based Awards” for grants made to each of our NEOs under the 2018 Incentive Plan during 2022.

EQUITY COMPENSATION PLAN INFORMATION

For information about our equity compensation plans as of December 31, 2022, please see the table under “Equity Compensation Plan Information.”

As discussed above, the 2023 Incentive Plan is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the 2023 Incentive Plan will become effective as of the date on which the 2023 Incentive Plan was approved by stockholders and awards may be granted under the 2023 Incentive Plan. If our stockholders do not approve the 2023 Incentive Plan, it will not become effective and Whirlpool will continue to grant awards under the 2018 Incentive Plan.

The Board of Directors recommends a vote FOR approval of Item 5, which approves the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information about the Annual Meeting and Voting

WHY AM I RECEIVING THESE MATERIALS?

You received these proxy materials because our Board is soliciting your proxy to vote your shares at our annual meeting of stockholders. By giving your proxy, you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS?

As permitted by SEC rules, we are making this proxy statement and our annual report (the “Proxy Materials”) available to our stockholders electronically via the Internet. On or about March 9, 2023, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials and how to vote their shares online. If you receive a Notice Regarding the Availability of Proxy Materials (a “Notice”) by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Notice provides instructions on how to review the Proxy Materials and submit your voting instructions over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions contained in the Notice for requesting such materials.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The SEC’s rules permit us to deliver a single Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions prior to the mailing date. If you prefer to receive separate copies of the Notice or Proxy Materials now or in the future, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717, and we will deliver a separate copy promptly. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Proxy Materials for your household, please contact Broadridge at the above phone number or address.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD, OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., Shareholder Services, at (877) 453-1504; TDD/TTY for hearing impaired at (800) 490-1493 or in writing at P.O. Box 43006 Providence, RI 02940-3006. If you hold your shares through a bank or broker, you can contact your bank or broker to request consolidation.

WHO CAN VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

Stockholders of record of Whirlpool common stock as of the record date, February 17, 2023, are entitled to vote on matters presented at the annual meeting. Each of the approximately 54,510,542 shares of Whirlpool common stock issued and outstanding as of that date is entitled to one vote.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS THE DIFFERENCE BETWEEN HOLDING STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Whirlpool Corporation’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. If your shares are held in a stock brokerage account, bank, or other holder of record, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW DO I VOTE MY SHARES?

You may attend the annual meeting and vote your shares in person if you are a record holder. If you are a beneficial owner, you may obtain a legal proxy from your broker, bank, or other holder of record, attend the annual meeting, and vote your shares in person. You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of Proxy Materials.

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By Internet - If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed set of Proxy Materials, by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction card.

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By Telephone - If you have Internet access, you may obtain instructions on voting by telephone by following the Internet access instructions provided in the Notice. If you received a printed set of Proxy Materials, your proxy card or voting instruction card will provide instructions to vote by telephone.

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By Mail - If you received a printed set of Proxy Materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, nominee, or trustee for shares held beneficially in street name, and mailing it in the enclosed envelope.

A Notice cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

WHAT IF I SUBMIT MY PROXY OR VOTING INSTRUCTIONS, BUT DO NOT SPECIFY HOW I WANT MY SHARES TO BE VOTED?

If you are a stockholder of record and you do not specify how you want to vote your shares on your signed proxy card or by Internet or telephone, then the proxy holders will vote your shares in the manner recommended by the Board for all matters presented in this proxy statement and as they determine in their discretion with respect to other matters presented for a vote at the annual meeting. If you are a beneficial owner and you do not give specific voting instructions, the institution that holds your shares may generally vote your shares on routine matters, but may not vote your shares on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is called a broker non-vote. The only routine matter included in this proxy statement is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023.

WHAT IF OTHER BUSINESS COMES UP AT THE ANNUAL MEETING?

If any nominee named herein for election as a director is not available to serve, the accompanying proxy will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee. Whirlpool expects all nominees to be available to serve and knows of no matter to be brought before the annual meeting other than those covered in this proxy statement. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

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WHAT IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to the Corporate Secretary at the address provided under “Communications Between Stockholders and the Board;” (2) by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed; or (3) by voting in person at the annual meeting. You may change your vote by submitting another timely vote by Internet, telephone, mail, or voting in person at the annual meeting. If you are a beneficial owner, you must contact the institution that holds your shares to revoke your voting instructions or change your vote.

WHAT IF I HOLD SHARES THROUGH THE WHIRLPOOL 401(K) RETIREMENT PLAN?

If you participate in the Whirlpool 401(k) Retirement Plan and hold shares of Whirlpool stock in your plan account as of the record date, you will receive a request for voting instructions from the plan custodian (“Vanguard”) with respect to your plan shares. If you hold Whirlpool shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern Time on April 13, 2023, the Whirlpool shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.

WHAT SHOULD I KNOW ABOUT ATTENDING THE ANNUAL MEETING?

If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. Please check in at least 15 minutes prior to the start of the meeting to ensure timely entry to the meeting. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend the annual meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by Whirlpool Corporation or its designees. All bags, briefcases, and packages will need to be checked at the door and/or will be subject to search.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the voting results.

WILL MY VOTE BE CONFIDENTIAL?

Our Board has adopted a policy requiring all votes to be kept confidential from management except when disclosure is made public by the stockholder, required by law, and/or in other limited circumstances.

WHAT IS THE QUORUM FOR THE ANNUAL MEETING?

Stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or represented by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

The Company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Item 1: Election of Directors. For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director nominee must receive the majority of the votes cast with respect to that director nominee (number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee).

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool Corporation’s Named Executive Officer compensation.

Item 3: Advisory Vote to Approve the Frequency of Holding an Advisory Vote on Whirlpool Corporation’s Executive Compensation. The option of one year, two years or three years that receives the majority of votes cast by stockholders will be the frequency for the advisory vote to approve Whirlpool Corporation’s Named Executive Officer compensation that has been selected by stockholders. If none of the alternatives receives a majority of votes cast, then the alternative receiving a plurality of the votes cast will be deemed the preferred alternative of our shareholders.

Item 4: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2023. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ratification of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2023.

Item 5: Approve the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool Corporation’s 2023 Omnibus Stock and Incentive Plan.

Other Business. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve any other matter that may properly come before the meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Abstentions will have no effect on Item 1 and Item 3. Abstentions will be treated as being present and entitled to vote on Items 2, 4 and 5, and therefore, will have the effect of votes against such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in street name, your broker or nominee will not be permitted to vote them on non-routine matters, such as Items 1, 2, 3 and 5, which will result in a broker non-vote. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1, 2, 3 and 5, and will not affect the outcome on those Items. We encourage you to provide instructions to your broker regarding how to vote your shares.

WHO WILL PAY FOR THIS PROXY SOLICITATION?

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $15,500 plus certain reasonable expenses for assistance by D.F. King & Co., Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, Whirlpool employees, and by D.F. King & Co., Inc., personally and by mail, telephone, or other electronic means.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2024 ANNUAL MEETING?

Our annual meeting of stockholders is generally held on the third Tuesday in April. Any stockholder proposal that you intend to have us include in our proxy statement for the annual meeting of stockholders in 2024 pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Whirlpool at corporate_secretary@whirlpool.com by November 10, 2023 and must otherwise comply with the SEC’s rules in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting.

Stockholders may also introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in our by-laws. Proposals pursuant to the advance notice provisions must be both (1) emailed to, and (2) delivered by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under

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“Communications Between Stockholders and the Board” between December 20, 2023 and January 19, 2024, and must satisfy the procedures set forth in our by-laws to be considered at the 2024 annual meeting. However, if the date of the 2024 Annual Meeting of Stockholders is more than 30 days prior to, or more than 60 days after, the one-year anniversary of the date of the 2023 Annual Meeting of Stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2024 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced. In addition to the notice and informational requirements contained in our by-laws, as noted in the prior sentence, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2024.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our by-laws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements.

Stockholders may also, under certain circumstances, nominate directors for inclusion in our proxy materials by complying with the requirements in our by-laws. For more information regarding proxy access, please see the next question.

HOW DO I NOMINATE A DIRECTOR USING PROXY ACCESS?

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2024 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 11, 2023 and November 10, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is more than 30 days prior to, or more than 30 days after, the one-year anniversary of the date of the 2023 Annual Meeting of Stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced. Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address set forth under “Communications Between Stockholders and the Board” . The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our Proxy Materials.

FORWARD-LOOKING STATEMENTS

Certain of the statements included in this proxy statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this proxy statement.

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ANNEX A: 2023 OMNIBUS STOCK AND INCENTIVE PLAN

Annex A: Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan

WHIRLPOOL CORPORATION

2023 OMNIBUS STOCK AND INCENTIVE PLAN

Whirlpool Corporation (the “Company”), a Delaware corporation, hereby adopts the following 2023 Omnibus Stock and Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by: (i) strengthening the Company’s capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance-based incentives; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling award recipients to participate in the long-term growth and financial success of the Company.

2.	DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3    “Board” shall mean the board of directors of the Company.

2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5    “Committee” shall mean the Human Resources Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Human Resources Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee. Notwithstanding the foregoing, the Board may, in its discretion, serve as the Committee under the Plan.

2.6    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.

2.7    “Director” shall mean a non-employee member of the Board.

2.8    “Effective Date” means the 2023 annual meeting of the stockholders of the Company.

2.9    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

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ANNEX A: 2023 OMNIBUS STOCK AND INCENTIVE PLAN

2.10    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported, or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition shall be determined based on a price that is based on the opening, actual, high, low, or average selling prices of a Share on the New York Stock Exchange or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.12    “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

2.13    “Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s applicable tax withholding (if any) determined in accordance with Section 12.2 of the Plan, whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

2.14    ”Non-Qualified Stock Option” shall mean an Option to purchase Shares which is not an Incentive Stock Option.

2.15    “Option” shall mean any right granted pursuant to Article 5 allowing a Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16    “Other Share-Based Award” shall mean any Award granted pursuant to Article 8.

2.17    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18    “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.19    “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20    “Performance Period” shall mean any period established by the Committee during which any performance goals specified by the Committee with respect to an Award are to be measured.

2.21    “Performance Share” shall mean any units granted pursuant to Article 9 that are valued by reference to a designated number of Shares, which value may be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22    “Prior Plans” shall mean, collectively, the Company’s 2018 Omnibus Stock and Incentive Plan[, the Company’s 2010 Omnibus Stock and Incentive Plan, the Company’s 2007 Omnibus Stock and Incentive Plan] and each other equity plan maintained by the Company under which awards are outstanding as of the Effective Date.

2.23    “Restricted Stock” shall mean any Share issued pursuant to Article 7 with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24    “Restricted Stock Unit” means an Award granted pursuant to Article 7 that is valued by reference to a Share, which value may be paid to the Participant in Shares or, in lieu thereof and to the extent set forth in the applicable

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Award Agreement, the Fair Market Value of such Share in cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25    “Shares” shall mean the shares of common stock of the Company, par value $1.00 per share.

2.26    “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Article 6.

2.27    “Subsidiary” shall mean any corporation, limited liability company, partnership, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

2.28    ”Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.29    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to adjustment as provided in Section 11.2, as of the Effective Date, the total number of Shares available for grant under the Plan (the “Share Pool”) shall be 4,650,000 Shares, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2022 under any Prior Plan and 2.5 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2022 under any Prior Plan. The Share Pool shall be reduced by one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan and by 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(b)    If (i) any Shares subject to an Award are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such Award (excluding Shares subject to an Option canceled upon settlement in Shares of a related Stock Appreciation Right or Shares subject to Stock Appreciation Right canceled upon exercise of a related Option) or the settlement of such Award in cash, or (ii) after December 31, 2022, any Shares subject to an award under the Prior Plans are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option canceled upon settlement in Shares of a related stock appreciation right or Shares subject to stock appreciation right canceled upon exercise of a related option) or the settlement of such award in cash, then such Shares subject to such Award or award under the Prior Plans shall, to the extent of such expiration, termination, cancellation, forfeiture or cash settlement, be added to the Share Pool, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or[, after December 31, 2022,] an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Share Pool in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Pool: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or an option or stock appreciation right under the Prior Plans; (iii) Shares subject to a Stock Appreciation Right or a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plans.

(c)    Substitute Awards shall not reduce the Share Pool nor shall Shares subject to a Substitute Award be added to the Share Pool as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company

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ANNEX A: 2023 OMNIBUS STOCK AND INCENTIVE PLAN

or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Pool (and Shares subject to such Awards shall not be added to the Share Pool as provided in paragraph (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)    Any Shares added to the Share Pool pursuant to this Section shall be added (i) as one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans and (ii) as 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional shares shall be treated.

3.3    Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of the Company to any Director shall not exceed $750,000; provided, however, that the per person limit set forth in this sentence shall be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board; provided further that the limit set forth in this Section shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the Director in his or her capacity as an executive officer or employee of the Company.

4.	ELIGIBILITY AND ADMINISTRATION

4.1    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2    Administration

(a)    The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividends or Dividend Equivalents (as defined in Section 12.1); and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In addition, the Committee may, in its sole discretion, in the case of death, disability, termination of employment or service of the Participant or as otherwise determined by the Committee in special circumstances, including without limitation a Change in Control, take action such that (i) any or all outstanding Options

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and Stock Appreciation Rights shall become exercisable in part or in full, (ii) all or a portion of the Vesting Period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse, and (iv) the performance goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other interim level.

(b)    All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(c)    Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(d)    The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Director or other person. Except as otherwise provided by the Committee and subject to the terms of the Plan and applicable law, rule, regulation and stock exchange listing requirements, the Chief Executive Officer of the Company shall have the authority to modify the terms and conditions of outstanding Awards granted to Participants who are not subject to Section 16 of the Exchange Act.

(e)    Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company’s approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person’s own behalf. To the extent permitted by applicable law, including without limitation the DGCL, each individual to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to this Section 4 shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission or determination relating to the Plan, in the same manner and to the same extent as the members of the Committee. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.3    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or Dividend Equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

5.	OPTIONS

5.1    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. Each Option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the

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Code, such options shall constitute Nonqualified Stock Options. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be [3,000,000] Shares, subject to adjustment as provided in Section 11.2.

5.2    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any (parent or Subsidiary) (a “Ten Percent Holder”), the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. In the case of an Option that is a Substitute Award, the option price per Share of the Shares subject to such Option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company’s stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel any previously granted Option in exchange for another Option with a lower option price per Share, (iii) cancel an Option in exchange for cash or another Award if the option price per Share exceeds the Fair Market Value of a Share on the date of such cancellation, or (iv) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.3    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Holder.

5.4    Exercise of Options.

(a)    Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(b)    Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement, (v) through any other method specified in the Award Agreement (including, in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise), or (vi) any combination of any of the foregoing, in each case, to the extent set forth in the Award Agreement relating to the Option; provided, however, to the extent required by applicable law the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired.

(c)    The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the “Option Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the Participant’s personal representative or estate), be exercised on the Option Automatic Exercise Date. Payment of the Option purchase price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 5.4(c), the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the purchase price of a Share subject to an expiring

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Option by at least $0.50 per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 5.4(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 5.4(c) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

6.	STOCK APPRECIATION RIGHTS

6.1    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case, upon such terms and conditions as the Committee may establish in its sole discretion. Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right.

6.2    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following: (i) when Stock Appreciation Rights vest and become exercisable and (ii) whether payment on exercise of a Stock Appreciation Right shall be in cash, in whole Shares or other property, or any combination thereof, with the form of payment to be set forth in the Award Agreement. The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than ten (10) years. In the case of a Stock Appreciation Right that is a Substitute Award, the grant price per Share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate grant price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate grant price of such shares. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company’s stockholders (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any previously granted Stock Appreciation Right in exchange for another Stock Appreciation Right with a lower grant price per Share, (iii) cancel any Stock Appreciation Right in exchange for cash or another Award if the grant price per Share exceeds the Fair Market Value of a Share on the date of such cancellation, or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

6.3    Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that a Stock Appreciation Right outstanding on the last business day of the term of such Stock Appreciation Right (the “SAR Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the Participant’s personal representative or estate), be exercised on the SAR Automatic Exercise Date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 6.3, the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the grant price of a Share subject to an expiring Stock Appreciation Right by at least $0.50 per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Stock Appreciation Rights pursuant to this Section 6.3 at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6.3 shall apply only to a Stock Appreciation Right that has been timely accepted by a Participant under procedures specified by the Company from time to time.

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7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant receiving a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Agreement, provided that in no event shall such a Participant possess voting rights with respect to such Award prior to the settlement of such Award in Shares. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.3    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE BASED AWARDS

8.1    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including unrestricted Shares and deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Other Share-Based Award or the number of Shares covered by an Other Share-Based Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Other Share-Based Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

8.2    Payment. Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the Award Agreement. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.3    Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units as part of or in lieu of (as determined by the Committee) all or a portion of their annual retainer. In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.	PERFORMANCE AWARDS

9.1    Grants. Performance Awards in the form of Performance Shares or Performance Cash, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum

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consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net income (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of the Company’s equity or debt securities); (ww) factoring transactions; (xx) sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel; (zz) environmental, social and governance goals; or (aaa) any other metric established by the Committee. Such performance goals also may be based solely by reference to the Company’s past or current performance or the past or current performance of a Subsidiary, division, business segment or business unit of the Company, based upon the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

9.2    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.3    Payment. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

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10.	CHANGE IN CONTROL PROVISIONS

10.1    Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 10.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 10.2.

10.2    Assumption or Substitution of Certain Awards.

(a)    Unless otherwise provided in an Award Agreement or a Participant’s effective employment, change in control, severance or other similar agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement. (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or Stock Appreciation Rights); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award shall be considered assumed or substituted for, if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control:

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(i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)    The Committee, in its discretion, may determine that, if a Change in Control of the Company occurs, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

10.3    Change in Control. For purposes of the Plan, Change in Control means the happening of any of the following events:

(a)    Any individual, entity, or group (a “Person”) within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition by the Company; (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate; or (C) any acquisition pursuant to a Corporate Transaction (as defined below) that is not considered to be a Change in Control under clause (c), below. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person becomes a beneficial owner of more than 30% of the Outstanding Company Common Stock or the Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Company Voting Securities by the Company which reduces the number of Outstanding Company Common Stock or Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Outstanding Company Common Stock or Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur;

(b)    A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than Board shall not be so considered as a member of the Incumbent Board;

(c)    The consummation of a reorganization, merger, consolidation, statutory share exchange or other similar corporate transaction involving the Company or any of its subsidiaries (a “Corporate Transaction”), unless: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock of the Company or its successor (or such entity’s ultimate parent company) (the “Relevant Entity”) and the combined voting

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power of the outstanding voting securities of such Relevant Entity entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction, or any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the Relevant Entity or the combined voting power of the outstanding securities of such Relevant Entity entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the Relevant Entity;

(d)    The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)    The sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition: (i) more than sixty percent (60%) of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

11. GENERALLY	APPLICABLE PROVISIONS

11.1    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are then traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that any amendments which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement will not become effective unless the same shall be approved by the requisite vote of the Company’s stockholders. The Board may not, without the approval of the Company’s stockholders, modify the Director compensation limit set forth in Section 3.3 or the prohibition on the repricing of Options and Stock Appreciation Rights as set forth in Sections 5.2 and 6.2, respectively. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2    Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions shall be made to the Plan and to Awards (including the performance criteria applicable to any Award) in a manner the

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Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind, performance goals, and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

11.3    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations, in each case, without consideration; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

11.4    Termination of Employment or Services. The Award Agreements shall specify the terms relating to the exercise, vesting, settlement, cancellation or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the Vesting Period or Performance Period, of an Award upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of disability, retirement, death or any other reason. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to an entity that is a Subsidiary and such entity ceases to be a Subsidiary, unless the Committee determines otherwise and except as otherwise required to comply with Section 409A of the Code. In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan. Except as otherwise provided for in an Award Agreement, for purposes of this Plan, references to employment shall include service as a Director or Consultant.

11.5    Beneficiary Designation. To the extent permitted by the Company, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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ANNEX A: 2023 OMNIBUS STOCK AND INCENTIVE PLAN

11.6    Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code, to the extent applicable.

12. MISCELLANEOUS

12.1    Award Agreements. The terms of any Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee), which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards (other than Options and Stock Appreciation Rights) shall receive dividends or amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award; provided, however, any dividends or Dividend Equivalents with respect to Shares covered by an Award shall be subject to restrictions and risk of forfeiture to the same extent as those Shares covered by the Award with respect to which such dividends or Dividend Equivalents have been credited. The terms of an Award need not be the same with respect to each Participant. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

12.2    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost to the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award.

12.3    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

12.4    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5    Conditions on Awards. In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned,

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the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company; (b) not personally, or in conjunction with others, solicit or recruit current employees of Whirlpool or its subsidiaries to leave employment; (c) not in any way disparage the Company, its products or processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company’s management with respect to phases of the business with which the Participant was actively connected during the Participant’s employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that the above conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition. In addition, any Participant may be required to repay the Company an Award, (i) if the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policies, (ii) if the Participant becomes employed with a competitor within the two year period following termination, or (iii) for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board which shall act upon the recommendation of the Chairman of the Board, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive. Nothing contained in this Section 12.5 is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

12.6    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary herein, the Awards and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or the listing standards of any national securities exchange or association on which the Company’s securities are listed. The Committee in its discretion may require a Participant to repay the amounts, if any, derived from an award in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. The Committee will review these clawback provisions for compliance with any rules or regulations adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to comply with such rules or regulations will apply to any Award awarded under the Plan.

12.7    Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the

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ANNEX A: 2023 OMNIBUS STOCK AND INCENTIVE PLAN

employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

12.9    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.10    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

12.11    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.12    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.13    Governing Law; Jurisdiction. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

12.14    Effective Date; Termination of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2023 annual meeting of stockholders and, if approved, shall become effective as of the date on which the Plan was approved by stockholders. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Company’s 2018 Omnibus Stock and Incentive Plan shall continue in effect. If the Plan is adopted by the Company’s stockholders, upon the Effective Date, no new Awards shall be granted under the

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Company’s 2018 Omnibus Stock and Incentive Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the first annual meeting of stockholders to occur following the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.15    Foreign Employees, Directors and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

12.16 Section 409A of the Code. This Plan and the Awards issued hereunder are intended to comply and shall be administered in a manner that is intended to be exempt from or comply with Section 409A of the Code, to the extent applicable, and the Plan and terms of Awards shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award is intended to be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, unless otherwise expressly determined by the Committee. In the event any provision of this Plan would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code, the Award may be amended, without the consent of the Participant, to comply with Section 409A of the Code, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a holder holding an award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due upon a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such holder’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the holder’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

12.17 Listing, Registration and Legal Compliance. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders’ consent, so suspend such period but shall endeavor to provide at least 15 days prior written notice to the holders thereof prior to any such suspension if the Committee determines such notice is reasonably practicable.

12.18    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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ANNEX B: NON-GAAP RECONCILIATION

Annex B: Non-GAAP Reconciliation

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as “ongoing business” measures, including ongoing earnings per diluted share, ongoing earnings before interest and taxes (EBIT), and free cash flow. Ongoing business measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing business operations and provide a better baseline for analyzing trends in our underlying businesses. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations.

FULL-YEAR 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the twelve months ended December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (21.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 4.4%.

Earnings Before Interest & Taxes Reconciliation: (millions of dollars)	Twelve Months Ended December 31, 2022

Net Earnings (Loss) Available To Whirlpool	$(1,519)

Net Earnings (Loss) Available To Noncontrolling Interests	8

Income Tax Expense (Benefit)	265

Interest Expense	190

Earnings Before Interest & Taxes	$(1,056)

Net Sales	$19,724

Net Earnings (Loss) Margin	(7.7)%

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ANNEX B: NON-GAAP RECONCILIATION

	Results Classification	Earnings Before Interest & Taxes	Earnings Per Diluted Share

Reported Measure		$(1,056)	$(27.18)

Impairment Of Goodwill, Intangibles And Other Assets	Impairment Of Goodwill And Other Intangibles & Equity Method Investment Income (Loss), Net Of Tax	396	7.08

Impact Of M&A Transactions	(Gain) Loss On Sale And Disposal Of Businesses & Selling, General And Administrative Expense	1,936	34.63

Substantial Liquidation Of Subsidiary	Interest And Sundry (Income) Expense	84	1.51

Total Income Tax Impact		—	(1.89)

Normalized Tax Rate Adjustment		—	5.69

Share Adjustment		—	(0.20)

Ongoing Measure		1,360	19.64

Net Sales		19,724

Ongoing EBIT Margin		6.9%

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2022 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

(Millions of dollars)	Twelve Months Ended December 31, 2022

Cash provided by (used in) operating activities	$ 1,390

Capital Expenditures	(570)

Free Cash Flow	$ 820

Cash provided by (used in) investing activities	(3,568)

Cash provided by (used in) financing activities	1,206

B-2	ç	Notice of Annual Meeting of Stockholders and 2023 Proxy Statement

AWARDS AND RECOGNITIONS

"BEST PLACES TO WORK FOR DISABILITY INCLUSION" -
2022 DISABILITY EQUALITY INDEX
(6TH CONSECUTIVE YEAR)

"AMERICA'S TOP MOST RESPONSIBLE COMPANIES"
(#3 OVERALL)
NEWSWEEK

"WORLD'S MOST ADMIRED COMPANIES"
(12TH CONSECUTIVE YEAR)
FORTUNE

"WORLD'S BEST EMPLOYERS"
"AMERICA'S BEST EMPLOYERS - 2022"
"AMERICA'S BEST EMPLOYERS FOR WOMEN - 2022"
FORBES

"AMERICA'S GREATEST WORKPLACES FOR DIVERSITY"
NEWSWEEK

"2022 BEST COMPANIES FOR MULTICULTURAL WOMEN"
"2022 SERAMOUNT INCLUSION INDEX"
"TOP COMPANY FOR EXECUTIVE WOMEN"
SERAMOUNT

"AMERICA'S MOST JUST COMPANIES"
(#1 IN HOUSEHOLD GOODS AND APPAREL INDUSTRY AND TOP COMPANIES OVERALL)
JUST CAPITAL and CNBC

FOR A FULL LIST OF OUR AWARDS AND RECOGNITIONS PLEASE VISIT:
WHIRLPOOLCORP.COM/AWARDS-AND-RECOGNITION/

WHIRLPOOL CORPORATION 2000 NORTH M-63 BENTON HARBOR, MI 49022-2692

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 17, 2023 for shares held directly and by 11:59 P.M. ET on April 13, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 17, 2023 for shares held directly and by 11:59 P.M. ET on April 13, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D98328-P86317 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHIRLPOOL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Samuel R. Allen	☐	☐	☐

1b. Marc R. Bitzer	☐	☐	☐

1c. Greg Creed	☐	☐	☐

1d. Diane M. Dietz	☐	☐	☐

1e. Gerri T. Elliott	☐	☐	☐

1f. Jennifer A. LaClair	☐	☐	☐

1g. John D. Liu	☐	☐	☐

1h. James M. Loree	☐	☐	☐

1i. Harish Manwani	☐	☐	☐

1j. Patricia K. Poppe	☐	☐	☐

1k. Larry O. Spencer	☐	☐	☐

1l. Michael D. White	☐	☐	☐

The Board of Directors recommends you vote FOR on proposal 2, for 1 YEAR on Proposal 3, FOR on proposal 4, and FOR on proposal 5.		For	Against	Abstain

2. Advisory vote to approve Whirlpool Corporation's executive compensation.		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3. Advisory vote on the frequency of holding an advisory vote on Whirlpool Corporation's executive compensation.	☐	☐	☐	☐

		For	Against	Abstain

4. Ratification of the appointment of Ernst & Young LLP as Whirlpool Corporation's independent registered public accounting firm for 2023.		☐	☐	☐

5. Approval of the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.		☐	☐	☐

NOTE: I also authorize my proxies to vote in their discretion with regard to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D98329-P86317

WHIRLPOOL CORPORATION

Annual Meeting of Stockholders

April 18, 2023 at 8:00 AM (Central Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc R. Bitzer and Bridget K. Quinn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHIRLPOOL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time, on April 18, 2023, at 331 N. LaSalle, Chicago, IL 60654.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side